AMENDMENT NUMBER 3 TO AGREEMENT OF PURCHASE AND SALE



          THIS AMENDMENT NUMBER 3 TO AGREEMENT OF PURCHASE AND SALE (this "Amendment") is made and entered into as of the 21st day of June, 1993, by and between WHEREHOUSE ENTERTAINMENT, INC., a Delaware corporation ("Purchaser"), and THE RECORD SHOP, INC., a Minnesota corporation ("Seller"), with reference to the following facts:

     A. Purchaser and Seller have entered into that certain Agreement of Purchase and Sale dated May 10, 1993, as amended by that certain Amendment Number 1 to Purchase Agreement dated as of May 28, 1993 and that certain Amendment Number 2 to Purchase Agreement dated as of June 18, 1993 (collectively, the "Purchase Agreement").

     B. Purchaser and Seller desire that the Purchase Agreement be further amended as hereinafter set forth.

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          1.   Amendments to Purchase Agreement.

               1.1 Section 2.4 of the Purchase Agreement is hereby amended to read in its entirety as follows:

                    "2.4 Prorations and Adjustments. The Trans-ferred Assets Purchase Price shall be adjusted at the Closing or the applicable Delayed Closing (i) for Seller's preliminary prorated share of Current Property Taxes calculated in accordance with Section 3.5 hereof;
          (ii) for Seller's preliminary unpaid Sales Taxes calculated in accordance with Section 3.6 hereof; and
          (iii) for Seller's preliminary unpaid Payroll Taxes calculated in accordance with Section 3.7 hereof. The Transferred Assets Purchase Price shall be adjusted to prorate all rents, real property taxes and "CAM" and other charges paid by Seller under the Store Leases and utilities paid by Seller and all lease and other payments due under the Sensormatic Leases and Store Contracts paid by Seller for the period from the due date of the last such payment to be made by Seller immediately prior to the Closing Date or the applicable Delayed Closing Date, as the case may be, to the Closing Date or the applicable Delayed Closing Date.
          In the event that the actual amount of any such taxes, rents, "CAM" and other charges for the year of the Closing or applicable Delayed Closing is more or less than that estimated by the parties at the Closing or applicable Delayed Closing, Purchaser or Seller, as the case may be, shall make all appropriate payments to the other party so that all payments and prorations made pursuant to this Section 2.4 are accurate, based upon the actual assessment for the year of the Closing or applicable Delayed Closing. The Transferred Assets Purchase Price shall be increased by all utilities deposits of Seller which Seller causes the applicable utilities to transfer to the account of Purchaser at the Closing or any Delayed Closing, as applicable. The Transferred Assets Purchase Price payable at the Closing shall be further increased by $3,799.57, which amount represents one-half of the rent, real property taxes and "CAM" and other charges due under the Store Lease for the Store located at Brookdale Center, Brooklyn Center, Minnesota for the period from June 1 to June 30."

               1.2 Section 2.2 of the Purchase Agreement is hereby amended to read in its entirety as follows:

                    "2.2 Allocation of Transferred Assets
          Purchase Price. The Transferred Assets Purchase Price shall be allocated among the Transferred Assets in accordance with a schedule which Purchaser and Seller shall attempt to agree upon during the ninety day period (the "Negotiation Period") commencing immedi-ately following the Closing Date. In the event that Purchaser and Seller are able to mutually agree upon the allocation of the Transferred Assets Purchase Price (the "Purchase Price Allocations"), Purchaser and Seller shall evidence such agreement by entering into an amendment to this Agreement to which shall be attached a schedule ("Schedule 2.2") on which the Purchase Price Alloca-tions shall be set forth. In the event that Seller and Purchaser agree on the Purchase Price Allocations as provided above, Seller and Purchaser each agrees (i) to report the sale of the Transferred Assets for federal and state income tax purposes in accordance with the allocation set forth on
          Schedule 2.2, (ii) not to take any position inconsis-tent with such allocations on any of its tax returns and (iii) to timely file federal tax Form 8594 with the applicable tax return for the year of this transaction and any other year in which a Delayed Closing occurs reflecting such Purchase Price Allocations. In the event that Seller and Purchaser are unable to agree upon the Purchase Price Allocations during the Negoti-ation Period, each of Seller and Purchaser shall be free to report the sale of the Transferred Assets for federal and state income tax purposes in accordance with any allocations schedule which each of them may establish, which allocations may be inconsistent with those made by the other party hereto. In any event, each party shall provide the other with a draft copy of its relevant federal tax Form 8594 at least fifteen
          (15) days prior to filing such form."

               1.3 Section 7.7 of the Purchase Agreement is hereby amended to add subsection 7.7.5 thereto, which subsection shall read in its entirety as follows:

                    "7.7.5    Seller hereby agrees to offer to
          all of its employees and former employees, to the extent required by the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), all benefits subject to COBRA for the maximum period required by COBRA."

               1.4 Section 7.9 of the Purchase Agreement is hereby amended to read in its entirety as follows:

                    "Maintenance of Books and Records. Both prior to and for the five years after the Closing, Seller (or Seller's shareholders in the event that Seller has been dissolved) shall keep and shall make available to Purchaser for inspection and copying upon reasonable notice all of its books and records and the materials referred to in Sections 7.1 and 7.2. For the avoidance of doubt, after the Closing Seller shall permit Purchaser and Purchaser's accountants and attorneys reasonable access to all books and records of Seller for the purpose of preparing any financial statements and information which may be required under applicable laws, rules or regulations, including, without limitation, all federal and state securities laws and all rules and regulations which may be promul-gated from time to time by the SEC or any state agency or authority having jurisdiction over Purchaser and its affiliates (collectively, the "Disclosure Rules"), which financial statements and information may to the extent required by the Disclosure Rules, be filed with the SEC or any other federal and state agency or authority or otherwise disseminated to the public. To the extent Purchaser either (i) acquires other assets in fiscal year 1993 and such acquisitions necessitate Purchaser filing financial statements of Seller with the SEC or (ii) subsequent to the Closing Purchaser reasonably concludes that it is required to file with the SEC Financial Statements of Seller, Seller shall furnish to Purchaser copies of its audited financial statements for fiscal year 1992 and prior years ("Seller's Audited Financial Statements") which Purchaser may use in connection with preparing any financial statements and information which may be required under any Disclosure Rules as a result of such acquisitions or for any other reasonable reason, and Purchaser may include such audited financial statements and Seller's Audited Financial Statements in any filings with the SEC or any other federal or state agency or authority or otherwise disseminate them to the public subject, however, to Purchaser obtaining the prior consent of the auditing firm or firms which delivered the applicable auditor's report or reports in connection with Seller's Audited Financial Statements to the extent required prior to filing or disseminating them. Purchaser shall pay all costs incurred by Seller in making such financial information available, includ-ing, without limitation, the out-of-pocket costs incurred by Seller in making its former Vice President/ Comptroller available, if necessary."

               1.5 Section 6.1 of the Purchase Agreement is hereby amended by renumbering subsection 6.1.21 thereof as "6.1.22" and by adding to Section 6.1 immediately after subsec-tion 6.1.20 thereof the following new subsection 6.1.21:

                    "6.1.21  Claims Against Health Insurance
          Plans. Based solely on the verbal report given by Tami Faigus of Massachusetts Mutual to Ben Castenada of Seller for the period commencing on May 31, 1992 through May 31, 1993, there have been no "major claims" filed by Seller's employees against Seller's health insurance plans except those described on Schedule
          6.1.21. As used herein the term "major claims" shall mean a claim or series of related claims exceeding $10,000."

               1.6 Section 13.12 of the Purchase Agreement is hereby amended to read in its entirety as follows:

                    "13.12    Hart-Scott-Rodino Compliance.
          Purchaser and Seller hereby acknowledge to each other that, pursuant to Section 7A(a)(3) of HSR, HSR will not apply to the transactions contemplated by this Agree-ment because the fair market value of the Transferred Assets Purchase Price for the Transferred Assets is less than $15,000,000. Seller hereby further acknow-ledges to Purchaser that, pursuant to Section7A(a)(2) of HSR, HSR will not apply to the transactions contem-plated by this Agreement because Seller does not meet the "size of the parties" requirement set forth therein. Notwithstanding anything to the contrary contained herein, in no event shall Purchaser be obligated to purchase any Inventory hereunder which, in the reasonable discretion of Purchaser and/or Seller, would cause the parties to violate HSR."

          2. Exhibits and Schedules. Attached hereto are the following Exhibits and Schedules which are hereby incorporated into the Purchase Agreement by reference:

               Exhibit A (Form of Store Leasehold Consent),
          Exhibit B (Form of Transfer and Sale Documents), Exhibit C (Form of Service Mark License), Exhibit D-1 and D-2 (Forms of Management Agreements), Exhibit E (Form of Opinion of Seller's Counsel), Exhibit F (Form of Store Leasehold Assignments), Exhibit G (Form of Sensormatic Lease Consents), Exhibit H (Form of Store Contract Consents), Exhibit I-1 and I-2 (Forms of Escrow Agreements), and Exhibit J (Form of Opinion of Purchaser's Counsel).

               Schedule 1.2.1 (List of Stores), Schedule 1.2.2 (List of F,F&E), Schedule 1.2.3 (Sensormatic Leases),
          Schedule 1.2.5 (Store Service Marks), Schedule 1.2.6 (Store Contracts), Schedule 2.5.1.2 (Short Term Store Leases), Schedule 4.7 (List of Stores Subject to Management Agreements), Schedule 6.1.1 (Seller's Conflicts), Schedule 6.1.3 (Material Agreements),
          Schedule 6.1.4 (Existing Litigation), Schedule 6.1.7 (Store Lease Defaults), Schedule 6.1.8 (Sensormatic Lease and Store Contracts Defaults), Schedule 6.1.9 (Physical Condition of Stores and F,F&E), Schedule
          6.1.10.3 (Store Compliance with Laws), Schedule 6.1.15 (Employee Plans), Schedule 6.1.16 (Employment Claims),
          Schedule 6.1.21 (Claims Against Health Insurance Plans), and Schedule 6.2 (Purchaser's Conflicts).

          3. Other Amendments to the Purchase Agreement. Not-withstanding anything in the Purchase Agreement to the contrary:

               3.1 The physical possession of the Entry Devices with respect to the Stores possession of which are being delivered to Purchaser at the Closing will not be delivered to the Purchaser at the Closing.

               3.2 All unused gift certificates of Seller, other than those currently located at the Store in the Main Place Mall in Santa Ana, California (the "Santa Ana Main Place Store"), will be destroyed by Purchaser promptly after the Closing and those located at the Santa Ana Main Place Store will be marked to indicate that they may only be redeemed at such Store.

               3.3 Seller shall reimburse Purchaser for the cost of repairing or replacing the items listed on Schedule
          6.1.9 to the Agreement under the heading "Items to be Repaired or Replaced by Purchaser". Seller shall promptly reimburse Purchaser for such costs after Purchaser delivers to Seller evidence reasonably satisfactory to Seller of the costs incurred therefor. Promptly following the Closing, Seller shall repair or replace, at its expense, the items listed on said
          Schedule 6.1.9 under the heading "Items to be Repaired or replaced by Seller." All other conditions identi-fied in the memoranda from Rick Morley to Greg Fisher dated June 18, 1993, from Joe Gonzalez to Greg Fisher dated June 18, 1993 and from Greg Fisher to Mort Gerber dated June 18, 1993 shall be Purchaser's responsibil-ity.

               3.4 Notwithstanding anything contained in the Agreement to the contrary, Purchaser and Seller acknowledge that the UCC-1's filed in various states affecting the Sensormatic Equipment will not be released at Closing and Purchaser will acquire possession to such Sensormatic Equipment subject to such UCC-1's.

               3.5  Following the Closing and each Delayed
          Closing Seller shall in a timely manner prepare and file with the appropriate federal, state or local governments or governmental agencies all requisite tax returns and reports with respect to any and all income, franchise, profits, sales, use, excise, personal property, real property, payroll (including income tax withholdings) and other taxes owed by Seller which accrued on or before the Closing or as a result of the Closing.

          4.   Stores Operated Under a Management Agreement.

               4.1  Purchaser represents that it has orally
          notified each of the lessors of a Store Lease pertain-ing to a Store the possession of which was then expected to be delivered to Purchaser at the Closing pursuant to a Management Agreement (a "Management Store") that (i) the Purchaser would obtain possession of the Management Store pursuant to a Management Agreement, and (ii) Purchaser then intended to close the Management Store for a short period of time to remodel said Store.

               4.2  Purchaser agrees to reopen all of the
          Management Stores no later than June 26, 1993.

          5. Full Force and Effect. Except as expressly amended hereby, the Purchase Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

          6. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of California, without giving effect to that State's conflicts of law rules.

          7. Counterparts. This Amendment may be executed in one or more counterparts, each of which is deemed an original, but all of which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.


PURCHASER:                         SELLER:

WHEREHOUSE ENTERTAINMENT, INC.,    THE RECORD SHOP, INC.
a Delaware corporation             a Minnesota corporation

By:  /s/ Scott Young               By:  /s/ Mary Ann Levitt
     ---------------------              ----------------------

     Scott Young                        Mary Ann Levitt
     Its:  President                    Its: President

By:  /s/ Cathy Wood
     ---------------------
     Cathy Wood
     Its: Secretary


AJS_D025.RV4

                            EXHIBIT A


           LANDLORD'S ACKNOWLEDGEMENT, ESTOPPEL, CONSENT,
                   AMENDMENT TO LEASE AND RELEASE


          THIS LANDLORD'S ACKNOWLEDGMENT, ESTOPPEL, CONSENT AND AMENDMENT TO LEASE ("Acknowledgment") is executed this _____ day of _______________, 1993, by __________________________________,
("Landlord") for the benefit of WHEREHOUSE ENTERTAINMENT, INC., a Delaware corporation, whose business address is 19701 Hamilton Avenue, Torrance, California 90502 ("Buyer").

     A.   By a lease dated ________ and amended ________________
(collectively the "Lease"), Landlord leased to The Record Shop, Inc., a Minnesota corporation ("Tenant"), those premises located at _____________________. A copy of the Lease is attached hereto as Exhibit A and incorporated herein by this reference.

     B. Tenant is selling a substantial portion of its assets to Buyer.

     C. In accordance with said sale, Tenant will execute an Assignment of Leasehold Interests by which Tenant will assign to Buyer all of its right, title and interest in and to the Lease, among other Leases.

     D. As a condition to accepting said assignment, Buyer requires the Landlord to execute this Acknowledgment upon which it will rely in succeeding to the interest of Tenant in and to the Lease.

          THEREFORE, in consideration of the promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Land-lord does hereby state and agree to the following for the benefit of Buyer:

          1. Attached hereto as Exhibit "A" is a true and correct copy of the Lease. The Lease is in full force and effect. There have been no modifications, amendments or restate-ments to the Lease other than as contained in Exhibit "A". The Lease constitutes the only agreement between Landlord and Tenant relating to the premises described therein.

          2. As of the date hereof, the Lease is valid and subsisting and in full force and effect, and the Tenant has accepted the premises described therein.

          3. The Lease commencement date was _________________ and the Lease termination date is __________________, unless earlier terminated or extended as provided in the Lease.


          4. The base rent currently being paid by the Tenant under the Lease is $__________ per month. The rent on the Lease has been paid by Tenant through ________________________. No additional rent is presently due and owing under the Lease and there are no other payments due or payable from Tenant to Land-lord under the Lease as of the date hereof unless otherwise specifically described in this Acknowledgement.

          5. The common area maintenance charge currently being paid by Tenant under the Lease is $__________ per month. No additional common area maintenance charge is presently due and owing under the Lease. Tenant's share of common area maintenance costs have been paid through _______________________, and to the best of Landlord's knowledge, no material adjustments for the current or past years' costs are contemplated or required under the Lease.

          6. Tenant's share of the real property taxes currently being paid under the Lease is $__________ per month.
No additional share of real property taxes are presently due and owing under the Lease. Tenant's share of real property taxes have been paid through _______________________, and to the best of Landlord's knowledge, no material adjustments for the current or past years' share of taxes are contemplated or required under the Lease.

          7. The association dues and/or advertising fund charges currently being paid by Tenant under the Lease are $__________ per month. No additional association dues and/or advertising fund charges are presently due and owing under the Lease. Tenant's share of Association dues and/or advertising fund charges have been paid through _______________________, and to the best of Landlord's knowledge, no material adjustments for the current or past years' charges are contemplated or required under the Lease.

          8. Tenant's share of the insurance costs currently being paid under the Lease is $__________ per month. No addi-tional insurance costs are presently due and owing under the Lease. Tenant's share of insurance costs have been paid through _______________________, and to the best of Landlord's knowledge, no material adjustments for the current or past years' costs are contemplated or required under the Lease.

          9. All improvements placed on the premises conform to the Lease and have been satisfactorily completed.

          10. The Landlord hereby consents to the assignment from Tenant to Buyer of Tenant's rights, duties and obligations under the Lease and waives any rights that Landlord may have to alter the terms and conditions of the Lease, declare an event of default under the Lease or increase the rental obligations under the Lease.

          11. The Tenant is not in default under any terms and conditions of the Lease, nor does there exist any set of facts which, through the passage of time or by the giving notice to Tenant, or both, could constitute a default under the Lease or could give Landlord the right to accelerate the performance of any obligation thereunder or excuse Landlord from the performance of any obligation thereunder. Landlord has no charge, lien, claim, defense or offset of any kind under the Lease or otherwise against Tenant or the Lease.

          12. The Landlord is not in default under any terms and conditions of the Lease, nor does there exist any set of facts which, through the passage of time or by the giving of notice to Tenant, or both, could constitute a default by Landlord under the Lease or excuse Landlord from the performance of any obligation thereunder.

          13. The Landlord has received no notice from Tenant of Tenant's assignment, pledge, encumbrance of Tenant's interest in and to the Lease.

          14. Landlord acknowledges that Buyer, as assignee of the Tenant's interest under the Lease, shall not be responsible for the performance of any of the terms, conditions and obliga-tions of the Lease accruing prior to the date of this Acknow-ledgment.

          15. To the best knowledge of Landlord, there are no pending or threatened eminent domain proceedings or special assessments which may affect the premises or the shopping center in which the premises are located.

          16. If the Lease contains provisions which are different from the provisions set forth below, such different provisions are hereby deleted from the Lease and there are substituted in their place the provisions set forth below. If the Lease does not contain any such provisions, the provisions set forth below are hereby added to the Lease.

               16.1 Tradename. Buyer, as tenant under the Lease, shall have the right, but not the obligation, to change the current name of the business being conducted from the Premises to any of the following tradenames: "Record Shop", "Wherehouse", "Wherehouse Entertainment", "Rocky Mountain Records", or such other tradename as Buyer shall use to operate the majority of its stores in the area in which the Premises is located.

               16.2 Address for Notice. The address for notices to tenant under the Lease shall be:

                         Wherehouse Entertainment, Inc.
                         19701 Hamilton Avenue
                         Torrance, California  90502-1334
                         Attention:  Vice President Real Estate

               16.3 Uses. Buyer shall have the right to use and occupy the Premises for the retail sale of all home entertainment software, such as records, tapes, cassettes, compact discs, cartridges, video reproductions, audio reproductions and techno-logical innovations thereto, and all other items, accessories and devices carried by Buyer's other retail stores of a type similar to the business being conducted on the Premises.

               16.4 Alterations/Remodel. Landlord hereby grants to Buyer the right to convert and remodel the Premises to bring them into conformance with Buyer's standard stores and to Land-lord's construction criteria which will be provided by Landlord to Buyer concurrently with the execution of this Acknowledgement.

All such work shall be done in conformity with applicable laws, rules and regulations and shall be fully paid by Buyer.

               16.5 Radius Restrictions. All radius restrictions in the Lease are deleted therefrom.

               16.6 No Right to Relocation.  Any provision in the
Lease allowing Landlord to relocate the tenant thereunder is deleted therefrom.

               16.7 No Landlord Lien. Any provision of the Lease granting to Landlord a (contingent) security interest in personal property, inventory and tenant improvements belong to tenant are deleted therefrom.

               16.8 Hazardous Substances. Landlord represents and warrants to Buyer that there are no Hazardous Substances located on, under or adjacent to the Premises or the shopping center of which the Premises are a part. For purposes of this provision, the term "Hazardous Substances" shall include, but not be limited to, substances defined as "hazardous substances," "hazardous materials," or "toxic substances" in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 690 et seq. and any similar laws applicable to the Property under federal, state or local law and in the regulations adopted and publications promulgated pursuant to all said laws.

               16.9 Assignment and Subletting. Notwithstanding anything contained in the Lease, Buyer shall have the right to assign the Lease, or any interest therein, or sublet the Premises, without the consent of Landlord, to a franchisee as a normal part of Buyer's business, or to any corporation with which it may merge or consolidate, or which acquires all or a substan-tial portion of the shares of stock or assets of Buyer, or is a parent or subsidiary of Buyer; provided, that no such assignment or subletting shall release Buyer from any liability under the Lease without the consent of Landlord; and provided further, that any successor to Buyer as tenant under the Lease must deliver to Landlord a written document confirming the successor's obligation to perform as tenant under the Lease and an agreement to be bound by all of the provisions of the Lease.

               16.10     Continuous Operations.  In order to
allow Buyer to remodel the Premises one time only, Landlord grants to Buyer a two-week exception from its obligation to continuously operate its business on the Premises.

               16.11 Insurance. Attached hereto are the specifications of Buyer's blanket property damage and liability insurance. If and to the extent the insurance required of tenant under the Lease differs from said specifications, said specifications shall be deemed to control and anything contrary in the Lease shall be deleted therefrom.

          17. By executing this Acknowledgement, Landlord releases Tenant from any future liability under the Lease following the assignment of the Lease to Buyer and agrees to look solely to Buyer for any such future liability following said assignment.

          18. This Acknowledgement shall only become binding on the parties hereto when it has been executed by each of the parties and the Lease has been assigned by Tenant and accepted by Buyer. Such assignment and acceptance shall occur not later than July 30, 1993.

          19. This Acknowledgment integrates all prior oral and written conversations between Landlord and Buyer concerning the terms and conditions of the Lease and Tenant's performance there-under.

          The undersigned Landlord hereby acknowledges that the Buyer will rely upon the statements contained herein in making its decision to acquire the assets of Tenant, including Tenant's interest in the Lease, and Landlord agrees to be bound by its statements made herein.

          This Acknowledgement is executed on the day and date first above written.

LANDLORD:                BUYER:

                              WHEREHOUSE ENTERTAINMENT, INC.,
                              a Delaware corporation

_________________________          By:___________________________

                                   Its:__________________________


TENANT:

THE RECORD SHOP, INC.,
a Minnesota corporation

By:_________________________

Its:________________________

 Specifications of Buyer's Blanket Property Damage and Liability
Insurance





Insurance Company Requirements          Within "A" category
                                        Financial Class. V

Notice of Change or Cancellation        20 days

Property Coverage                       "All Risk" fire
                                        Extended Coverage
                                        80% replacement value
                                        Deductible not to exceed
                                           $100,000
                                        Blanket policies
                                           permitted
                                        Mutual Waiver of
                                           Subrogation

Liability                               Commercial General
                                           Liability
                                        Occurrence Form


General Aggregate                       $1,000,000
Products Comp/Op Agg.                   $1,000,000
Personal and Adv. Injury                $1,000,000
Each Occurrence                         $1,000,000
Fire Damage                             $   50,000
Med. Expense                               nil
Boiler and Machinery Insurance             nil

                                 EXHIBIT B


                               BILL OF SALE



          FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, THE RECORD SHOP, INC., a Minnesota corporation ("Seller"), hereby sells, conveys, assigns, transfers and delivers, to WHEREHOUSE ENTERTAINMENT, INC., a Delaware corporation ("Purchaser"), and its successors and assigns, forever, all of the assets described on Schedule A attached hereto (the "Purchased Assets").

          Seller hereby represents, warrants, covenants and agrees that it is hereby conveying good and marketable title to the Purchased Assets, free and clear of all security interests, liens, pledges, encumbrances, claims, charges, agreements, rights, options, warranties, equities and restrictions (collec-tively, the "Liens").

          Seller further covenants and agrees that it will, from time to time, make, execute and deliver such instruments, consents and assurances as Purchaser may reasonably request in order to vest or otherwise perfect in Purchaser good and market-able title to, and to put Purchaser in possession of, all of the Purchased Assets, free and clear of any Liens.

          IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Bill of Sale as of the 21st day of June, 1993.

                              THE RECORD SHOP, INC.,
                              a Minnesota corporation


                              By: ______________________________
                                   Mary Ann Levitt
                                   Its: President

                             SCHEDULE A



1. All of the "F,F&E" (as that term is defined in that certain Agreement of Purchase and Sale dated as of May 10, 1993, as amended, by and between Seller and Purchaser (the "Purchase Agreement")) located on the date hereof at the stores of Seller listed on Schedule 1 attached hereto (the "Trans-ferred Stores").

2. All of the "Inventory" (as that term is defined in the Purchase Agreement) located on the date hereof in (i) Seller's warehouse in Golden Valley, Minnesota, (ii) the Transferred Stores, (iii) the stores of Seller listed on
     Schedule 2 attached hereto, and(iv) the stores of Seller listed on Schedule 3 attached hereto.

3.   The "Plans" (as that term is defined in the Purchase
     Agreement) relating in any way to the Transferred Stores or the F,F&E located therein.

                                   SCHEDULE 1
                              [TRANSFERRED STORES]


               Store Name                              Location

          20.  Arrowhead Mall                          Arizona
          21.  Paradise Valley Mall R.S.               Arizona
          22.  Paradise Valley Mall P.M.               Arizona
          23.  Park Central Mall                       Arizona
          24.  Superstition Springs                    Arizona
          25.  Westridge Mall                          Arizona
          26.  Broadway Plaza Mall                     California
          27.  Chestnut Street                         California
          28.  Manchester Center                       California
          29.  Stanford Shopping Center                California
          30.  Valley Fair Mall                        California
          31.  North County Fair                       California
          32.  Merle Hay Mall                          Iowa
          33.  Calhoun Square                          Minnesota
          34.  The Meadows Mall                        Nevada
          35.  Crossroads Plaza Mall P.M.              Utah
          36.  Crossroads Plaza Mall R.S.              Utah

                                   SCHEDULE 2
                              [MANAGEMENT STORES]


               Store Name                       Location

          1.   Flagstaff Mall                   Arizona
          2.   NewPark Mall                     California
          3.   Lindale Mall                     Iowa
          4.   Southridge Mall                  Iowa
          5.   Valley West Mall                 Iowa
          6.   Crossroads Center                Minnesota
          7.   Minneapolis City Center          Minnesota
          8.   Ridgedale Center                 Minnesota
          9.   Rosedale Center                  Minnesota
          10.  Columbia Mall                    North Dakota

                                   SCHEDULE 3
                                [CLOSED STORES]


               Store Name                              Location

          1.   Brookdale Center                        Minnesota
          2.   Southdale Center                        Minnesota

                        ASSIGNMENT OF SERVICE MARKS


          THIS ASSIGNMENT OF SERVICE MARKS is made as of this ____ day of ___________, 199__, by THE RECORD SHOP, INC., a
Minnesota corporation ("Assignor"), whose principal offices are located at 2330 Marinship Way, Suite 207, Sausilito, California 94695, in favor of WHEREHOUSE ENTERTAINMENT, INC., a Delaware corporation ("Assignee"), whose principal offices are located at 19701 Hamilton Avenue, Torrance, California 90502-1334, with reference to the following:

          A. Assignor has adopted and used in its business the following tradenames, service names, trademarks, service marks and logos (the "Service Marks"): [TO BE PROVIDED BY SELLER]

          B. Assignor desires to sell, assign and transfer to Assignee, and Assignee desires to purchase and acquire from Assignor, all of Assignor's right, title and interest in and to the Service Marks, together with all associated goodwill.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor agrees as follows:

          1. Assignor hereby irrevocably sells, conveys, assigns and transfers to Assignee and its successors and assigns, the Service Marks, together with all associated goodwill (collec-tively, the "Transferred Service Marks").

          2. Assignor hereby represents, warrants and covenants that it is hereby conveying to Assignee good and marketable title to the Transferred Service Marks, free and clear of all security interests, liens, pledges, encumbrances, claims, charges, agree-ments, rights, options, warranties, equities and restrictions (collectively, the "Liens").

          3. Assignor further covenants and agrees that it will, from time to time, make, execute and deliver such instru-ments, covenants and assurances as Assignee may reasonably request in order to vest or otherwise perfect in Assignee good and marketable title to, and to put Purchaser in possession of, all of the Transferred Service Marks, free and clear of any Liens.

          IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Assignment of Service Marks as of the date and year first above written.

                              THE RECORD SHOP, INC.,
                              a Minnesota corporation


                              By: ______________________________
                                   Mary Ann Levitt
                                   Its: President

                              EXHIBIT C

                        SERVICE MARK LICENSE



          THIS SERVICE MARK LICENSE (this "License") is made and entered into as of the 21st day of June, 1993, by and between WHEREHOUSE ENTERTAINMENT, INC., a Delaware corporation
("Licensee"), and THE RECORD SHOP, INC., a Minnesota corporation
("Licensor"), with reference to the following facts:

     A. Licensor owns and operates music retail stores in the States of Arizona, California, Iowa, Minnesota, Nevada, North
Dakota and Utah (the "Business").

     B. Licensor has adopted, used and is using in connection with its Business various tradenames, service names, trademarks, service marks and logos, including, without limitation, the tradenames, service names, trademarks, service marks and logos described on Exhibit A attached hereto (collectively, the "Service Marks").

     C.   Licensee owns and operates music stores ("Licensee's
Business").

     D. Contemporaneously herewith, Licensee is acquiring certain of the assets used by Licensor in connection with the Business pursuant to the terms of the Agreement of Purchase and Sale dated as of May 10, 1993 by and between Licensor and Licensee, as amended (the "Purchase Agreement"). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Purchase Agreement.

     E. Pursuant to the provisions of the Purchase Agreement, Licensee desires to obtain from Licensor the non-exclusive, royalty-free right to use the Service Marks, and Licensor is willing to grant such license and right to Licensee upon the terms and conditions set forth below.

          NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto hereby agree as follows:

          1. Licensor hereby grants to Licensee a non-exclusive, royalty-free license and right to use the Service Marks during the "Term" (as hereafter defined) in connection with Licensee's conduct of Licensee's Business throughout the world, including, but not limited to, in connection with all Stores, possession of which is delivered at any time to Licensee by Licensor in accordance with the Purchase Agreement, subject to the terms and conditions set forth herein. All use and benefit of the Service Marks by Licensee hereunder shall inure to the benefit of Licensee.

          2. Licensee at no time during the Term shall do or cause to be done any act which will, or is intended to, impair any right, title or interest of Licensor in or to the Service
Marks.

          3. Licensor may terminate this License and all rights of Licensee hereunder to use the Service Marks in the event Licensee materially defaults in any of its obligations hereunder and fails to cure such default for a period of 60 days (the "Cure Period") after Licensee's receipt of written notice from Licensor specifying such failure and requesting that it be remedied, provided, however, if the failure stated in the notice cannot be corrected by Licensee within the Cure Period, Licensor will not unreasonably withhold its consent to an extension of the Cure Period if it is possible to correct such failure and corrective action is instituted by Licensee within the Cure Period and diligently pursued until said failure is corrected.

          4. In order to secure the obligations of Licensor under this License, Licensor hereby grants a continuing first priority security interest in and lien upon, and hypothecates, pledges and assigns to Licensee for security purposes, all of Licensor's right, title and interest in and to the Service Marks, the good will and all common law and statutory rights in and to the Service Marks, together with all other property rights necessary to effectuate the security interest in the Service Marks (collectively, the "Collateral"). Upon the occurrence of an "Event of Default" (as hereafter defined), Licensee shall have, and be entitled to exercise, all of the rights, remedies, powers and privileges of a secured party under the Commercial Code of the State of California, and all other rights and remedies under any applicable laws in any jurisdiction. Licensor shall pay to Licensee on demand any and all expenses, including, without limitation, reasonable attorneys' fees, incurred or paid by Licensee in protecting or enforcing any of its rights under this Section 4. Upon the request of Licensee, Licensor shall execute and deliver UCC financing statements for the States of Arizona, California, Iowa, Minnesota, Nevada, North Dakota and Utah, and all other documents reasonably requested by Licensee to perfect Licensee's security interest in the Collateral. As used in this Agreement the term "Event of Default" shall mean Licensor or Licensor as a debtor in possession or a trustee for the estate of Licensor appointed under the United States Bankruptcy Code,
(i) attempts to terminate this License during the Term except in strict conformance with Section 3 hereof, (ii) licenses, sells, hypothecates, pledges or transfers any of the Service Marks or any interest therein to any other person or entity other than Licensee or Seller's Assignees in accordance with the provisions of the Purchase Agreement, and/or (iii) uses any of the Service Marks other than in connection with Licensor's operation of Retained Stores.


          5. No termination of this License shall affect or release any obligations or liabilities of either party that accrued prior to the effective date of such expiration or termination. The provisions of this Section shall survive the termination of this License.

          6. Subject to the provisions for termination set forth in Section 3 hereof, the term (the "Term") of this Licensee shall commence as of the date hereof and shall continue until all of Licensor's right, title and interest in and to all of the Service Marks are indefeasibly conveyed to Licensee pursuant to the terms of the Purchase Agreement.

          7. Licensor hereby covenants and agrees that during the Term Licensor, without the prior written consent of Licensee, which may be withheld in its sole and absolute discretion, (i) shall not license, sell, hypothecate, pledge, or transfer any of the Service Marks or any interest therein to any other person or entity (other than to Licensee or Seller's Assignees in accord-ance with the Purchase Agreement), and (ii) shall use the Service Marks solely in connection with Licensor's operation of the Retained Stores.

          8. To the best of Licensor's knowledge, Licensor represents and warrants that it owns all right, title and interest in and to the Service Marks, free and clear of all Liens. This representation and warranty shall survive the execution and delivery of this License.

          9. All notices, statements or other documents which any party shall be required or shall desire to give to the other hereunder shall be in writing and shall be given by said party only by telecopier, or by courier or personal delivery or by addressing it as indicated below, and by depositing it certified first-class mail, return receipt requested, postage prepaid, in the U.S. mail. The addresses of the parties shall be those of which the other party actually receives written notice pursuant to this Section 9, and until further notice:


If to Licensee:               Wherehouse Entertainment, Inc.
                              19701 Hamilton Avenue
                              Torrance, CA 90502-1334
                              Facsimile: (310) 538-2583
                              Attention:  Cathy Wood,
                                          Senior Vice President

With a copy to:               Mitchell, Silberberg & Knupp
                              11377 West Olympic Boulevard
                              Los Angeles, California 90064
                              Facsimile:  (310) 312-3787
                              Attention: Roy Shults, Esq.

If to Licensor:               The Record Shop, Inc.
                              74 Cloudview Road
                              Sausalito, CA  94695
                              Facsimile: (415) 331-2657
                              Attention: Mort Gerber

With a copy to:               Snell & Wilmer
                              400 East Van Buren
                              One Arizona Center
                              Phoenix, AZ  85004-0001
                              Facsimile: (602) 382-6070
                              Attention: Jody Pokorski, Esq.

     Any such communications given by courier or personal delivery shall be deemed given when delivered if during normal business hours on a business day (or if not, the next business day after delivery); any such communications given by telecopier shall be deemed given when received if during normal business hours on a business day (or if not, the next business day after delivery) provided that such telecopy is legible and that at the time such telecopy is sent the sending party receives written confirmation of receipt and forwards a copy of the notice by courier or personal delivery or by mail; and any such communi-cations sent by certified first-class mail, return receipt requested, postage prepaid shall be deemed given two business days after the date of mailing.

          10. The parties shall promptly, from time to time after the date hereof, execute and deliver to the other party such further documents, instruments and agreements as the other party may reasonably request in order to consummate the trans-actions contemplated by this License.

          11. This License and the Purchase Agreement contain all of the terms and conditions agreed upon by the parties hereto with respect to the subject matter hereof and all prior agree-ments whether oral or written between the parties hereto other than the Purchase Agreement with regard to the subject matter hereof, are merged herein and superseded hereby. No other agreements regarding the subject matter hereof not specifically referred to herein, oral or otherwise, shall be deemed to exist or to bind any of the parties hereto. This License may not be modified or changed except by written instruments signed by all of the parties hereto. Licensor may not assign this License or any interests therein. Any sale of all or substantially all of the assets of Licensor (other than to Licensee) or a change in control of Licensor shall constitute an assignment of this License. Subject to the immediately preceding two sentences, this License shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this License, expressed or implied, is intended to confer on any person other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this License and all agreements specifically referred to herein.

          12. This License may be executed in two counterparts each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

          13. The parties hereto acknowledge and agree that monetary damages at law will not be sufficient to compensate either party hereto in the event of a breach of this Agreement by the other party hereto and, accordingly, each of the parties hereto shall have all equitable remedies available to it under applicable law, including, but not limited to, the right to obtain preliminary and permanent injunctive relief. No remedy conferred by any of the specific provisions of this License is intended to be exclusive of any other remedy, each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder now or hereafter existing at law or in equity, and an election by a party of one or more remedies shall not constitute a waiver of the party's right to pursue any other available remedies.

          14. This License shall be governed by and construed in accordance with the laws of the State of California, without reference to is principles of conflict of laws.

          15. In the event suit is brought to enforce or interpret any part of this License or the rights or obligations of any party to this License, the prevailing party shall be entitled to recover as an element of such party's costs of suit, and not as damages, reasonable attorneys' fees to be fixed by the court. The prevailing party shall be the party who is entitled to recover its costs of suit whether or not the suit proceeds to final judgment. A party not entitled to recover its costs shall not recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of judgment for purposes of determining whether a party is entitled to recover its costs or attorneys' fees.

          IN WITNESS WHEREOF, the parties have duly executed this License as of the date first above written.


LICENSEE:                          LICENSOR:

WHEREHOUSE ENTERTAINMENT, INC.,    THE RECORD SHOP, INC.,
a Delaware corporation             a Minnesota corporation


By:  _____________________         By: ______________________
     Scott Young                        Mary Ann Levitt
     Its:  President                    Its: President






By:  _____________________
     Cathy Wood
     Its: Secretary

                                 EXHIBIT A


Tradenames

     Record Shop

     Paradise Music


Logos

     Record Shop
















     Paradise Music - See attached

                           EXHIBIT D-1

               SECTION 7.18.1 MANAGEMENT AGREEMENT


          THIS MANAGEMENT AGREEMENT (this "Agreement") is made and entered into as of the 21st day of June, 1993, by and between WHEREHOUSE ENTERTAINMENT, INC., a Delaware corporation
("Manager"), and THE RECORD SHOP, INC., a Minnesota corporation
("Lessee"), with reference to the following facts:

     A.   Pursuant to the terms of that certain lease agreement
("Lease") identified on Exhibit A, attached hereto and hereby incorporated herein, Lessee leases from "Lessor" (as defined in Exhibit A) certain retail space (the "Premises").

     B. Lessee operates a music retail store at the Premises [which together with all assets (other than inventory) used in the operation thereof, including Lessee's interest under the Lease, all furniture, fixtures and equipment (including, without limitation, all Sensormatic security systems owned by Lessee), Lessee's interests under contracts for goods and services provided to Lessee and leases for the Sensormatic security systems and other equipment not owned by Lessee shall be referred to herein collectively as the "Store"], for which it wishes to obtain professional management services.

     C. Manager is experienced and qualified in the management of retail music stores.

     D. Manager and Lessee are entering into this Agreement pursuant to Sections 4.7, 5.3 and 7.18 of that certain Agreement of Purchase and Sale, dated as of May 10, 1993, by and between Manager and Lessee, as amended (the "Acquisition Agreement") and this Agreement is one of the 7.18.1 "Management Agreements" to be entered into by the parties hereto pursuant to the Acquisition Agreement. Each initially capitalized term used but not defined in this Management Agreement is used herein as defined in the Acquisition Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto hereby agree as follows:

     1. Appointment of Manager. Lessee hereby appoints Manager as sole and exclusive manager of the Store, and Manager hereby accepts such appointment, all on the terms and conditions set forth in this Agreement.

     2. Scope of Management Services. Commencing with the "Effective Date" (as hereafter defined) and continuing until termination of this Agreement as provided herein, Manager shall employ its skill and professional expertise in managing the Store and shall manage the Store generally in accordance with the standards employed in operating retail music stores owned by Manager. For the avoidance of doubt, the parties acknowledge that in connection with Manager's operation of the Store, Manager shall have the exclusive and irrevocable right to exercise all of Lessee's rights in connection with all assets of Lessee currently used in the operation thereof (other than Lessee's inventory) (collectively, the "Lessee's Store Assets"), including, without limitation, Lessee's interest under the Lease, the furniture, fixtures and equipment (including, without limitation, all Sensormatic security systems owned by Lessee) located on the Premises, Lessee's interests under contracts for goods and services provided to Lessee listed on Schedule 2 attached hereto (collectively, the "Store Contracts") and leases for the Sensor-matic security systems and other equipment not owned by Lessee listed on Schedule 2 attached hereto (collectively, the "Equip-ment Leases"). Notwithstanding anything herein to the contrary, Manager shall have full authority to manage and operate the Store as it sees fit subject to the terms of this Management Agreement and shall not be required to obtain Lessee's consent or approval in connection with any matter arising out of the management or operation of the Store. Without limiting the generality of the foregoing, Manager shall be permitted, in its sole discretion, to
(i) enter into and perform contracts and agreements in its own name for the furnishing of goods and services of all kinds to the Store, (ii) assume obligations of all kinds in connection with the management and operation of the Store, and (iii) recruit, hire and terminate the services of all employees and independent contractors who perform services in connection with the operation of the Store. Lessee shall have no rights of any kind in connec-tion with the operation or management of the Store, provided, however, that Manager shall grant Lessee reasonable access to the Store during normal business hours and shall permit Lessee, upon reasonable advance notice to Manager, to review the books and records maintained by Manager in connection with the management and operation of the Store to the extent reasonably necessary to verify that Manager has performed its obligations under this Agreement. In addition, Manager shall grant Lessor access to review the books and records maintained by Manager to the same extent that Lessee has granted Lessor such rights to review Lessee's books and records.

     3. Term. The term (the "Term") of this Agreement shall commence on the date Manager obtains sole and exclusive posses-sion of the Store (the "Effective Date") and shall continue for a period equal to the remaining term of the Lease (including any rights of extension and renewal periods exercised by Lessee prior to the date hereof), unless earlier terminated in accordance with the terms hereof.

     4. Obligations Under the Lease, Store Contracts and Equipment Leases. During the Term, Manager shall be subject to and bound by and comply with all terms and conditions of the Lease with respect to the Premises, Store Contracts and the Equipment Leases other than those terms and conditions described on Schedule 4 attached hereto.

     5.   Management Fees; Expenses.

          5.1 As compensation for the services Manager provides hereunder, Manager shall be entitled to retain for its own account all revenues, income and proceeds of all sales and rentals of every kind (whether in cash or on credit) received by or for the Store or Manager resulting from the operations of the Store.

          5.2 Notwithstanding the provisions of Section 5.1 of this Agreement, Manager shall pay all costs and expenses of managing, operating and maintaining the Store during the Term. Without limiting the generality of the foregoing, Manager shall pay to Lessee all amounts which accrue during the Term and are not due to an act of Lessee or a failure by Lessee to perform any obligation under the Lease, any Store Contract or any Equipment Lease (i) arising at any time other than during the Term or (ii) with respect to obligations under the Lease, arising during the Term and described on Schedule 4 attached hereto, whether or not resulting in a default thereunder, of (a) rent, additional rent, common area fees and other amounts due to be paid by Lessee to Lessor under the Lease as it now is in existence (or hereafter amended pursuant to Section 6.4 below), and (b) all rent and other amounts due to be paid by Lessee to the applicable third party (each a "Contracting Party") under all Store Contracts and Equipment Leases as such agreements are now in existence (or hereafter amended pursuant to Section 6.4 below). At least five
(5) business days before the first day of each calendar month during the Term, Manager shall pay to Lessee (i) all amounts of rent and additional rent to be paid during such month by Lessee to Lessor pursuant to the terms of the Lease and (ii) all amounts of rent and other regularly scheduled payments to be paid during such month by Lessee to the applicable Contracting Party pursuant to the terms of the Store Contracts and the Equipment Leases. Manager shall pay to Lessee all other amounts due to be paid by Lessee to Lessor or the Contracting Parties, as applicable, under the Lease, the Store Contracts and/or the Equipment Leases not described in the immediately preceding two sentences ("Additional Amounts") upon the later of (a) five
(5) business days after Manager receives written notice of the Additional Amounts due (which written notice shall include a detailed description and calculation of such Additional Amounts), and (b) five (5) business days before such Additional Amounts are required to be paid pursuant to the terms of the Lease, the Store Contracts or the Equipment Leases, as the case may be. Payments to Lessee pursuant to this Section 5.2 for any partial month during the Term shall be prorated. All rent or other amounts paid by Manager pursuant to this Section 5.2 which are later refunded to Lessee by Lessor under the Lease or by any Contract-ing Party under the Store Contracts and Equipment Leases shall either, at Manager's option, offset future amounts due to be paid to Lessee pursuant to this Section 5.2 or be paid by Lessee to Manager.

     6.   Additional Covenants.

          6.1 On or before the Effective Date, Lessee shall, at its sole cost and expense:

               6.1.1     Deliver possession of the Store to
     Manager.

               6.1.2     Deliver to Manager appropriate authori-
     zations to provide for the transfer of the Store's telephone numbers and other utilities to Manager and for the closing of billing as of the Effective Date.

               6.1.3     Deliver to Manager all keys, combina-
     tions to locks and security codes for all security systems relating to the Store (collectively, the "Entry Devices").

          6.2  Prior to fourteen (14) days after the Effective
Date, Lessee shall, at its sole cost and expense, remove all of its assets from the Store which do not constitute Lessee's
Store Assets.

          6.3 During the Term, Lessee shall make timely payments of rent, additional rent, lease payments, and all other amounts as required by the Lease, the Equipment Leases and the Store Contracts, provided that Lessee shall not be required to make such payments if Lessee has timely notified Manager of the amount of any such payment (but only to the extent such notice is required pursuant to Section 5.2 hereof) and Manager has failed to make such payments to Lessee. During the Term, Lessee shall perform all of its obligations under the Lease described on
Schedule 4 attached hereto. Lessee shall use its best efforts to cause Lessor to perform all of its obligations under the Lease and to cause each Contracting Party to perform all of its obligations under the applicable Store Contract and Equipment Lease except that Lessee shall not be required to commence litigation to enforce such obligations. Lessee hereby agrees that Manager shall be assigned all rights which Lessee may have to proceed against Lessor or the applicable Contracting Party under the Lease or the applicable Store Contract or Equipment Lease arising out of or in connection with Lessee's obligations under the Lease or the applicable Store Contract or Equipment Lease which Manager has agreed to perform pursuant to the terms of this Agreement.

          6.4 During the Term, Lessee shall give Manager at least 7 days prior notice of all proposed amendments or modifi-cations to the Lease or any Store Contract or Equipment Lease. During the Term, Lessee shall not amend or modify the Lease or any Store Contract or Equipment Lease in a manner that would materially and adversely affect Manager, the Store Contracts or the Equipment Leases without the prior written consent of Manager, which consent shall not be unreasonably withheld.

          6.5 All employees performing services in connection with the management and operation of the Store during the Term shall be employees of Manager and Manager shall solely establish the terms and conditions of employment for all employees and shall pay all salaries and other compensation due such employees.

          6.6 During the Term, Lessee and Manager shall use their best efforts to insure that notices sent by Lessor to the lessee under the Lease are sent both to Manager and Lessee at the address that each party may designate from time to time, provided that Manager and Lessee mutually determine, in their reasonable discretion, that doing so will not adversely affect the parties' ability to obtain a Store Leasehold Consent with respect to the Store.

          6.7 During the Term, each party shall promptly forward to the other party copies of all communications, including but not limited to notices, bills and accounting statements, that it receives from Lessor.

          6.8 During the Term, neither Lessee nor Manager shall perform any act which results in a default under the Lease or any Store Contract or Equipment Lease.

     7. Inventory Located at the Store. Lessee acknowledges and agrees that all of the inventory of music records, pre-recorded and unrecorded tapes and cassettes, compact discs and accessories, videos, laser discs (collectively, the "Inventory") located at the Store on the Effective Date shall be transferred to Manager by Lessee pursuant to the Acquisition Agreement and thereafter Lessee shall have no ownership interest or security interest in such Inventory or any other Inventory thereafter located in the Store whatsoever.

     8.   Termination of Agreement.

          8.1  This Agreement shall immediately terminate upon
(i) the occurrence of a "Delayed Closing" (as such term is defined in the Acquisition Agreement) with respect to the Store, or (ii) termination of the Lease for any reason.

          8.2 Either Manager or Lessee may terminate this Agreement upon 60 days written notice in the event that Manager and Lessee mutually determine, in their reasonable discretion,
(i) that they will not be able to obtain a Store Leasehold Consent for the Store in the future, or (ii) that performing their respective obligations under this Agreement will adversely affect the parties' ability to obtain a Store Leasehold Consent with respect to the Store. Either Manager or Lessee may terminate this Agreement in its sole discretion upon 60 days written notice (or such lesser time period if, in such terminat-ing party's reasonable judgment, the parties should terminate this Agreement and Manager should vacate the Store within such lesser time period in order to minimize the parties' potential liability) in the event that (a) Lessor's consent is required in order for Manager and Lessee to enter into and perform this Agreement, (b) Lessor has refused to grant such consent, and (c) Lessor has taken (or has threatened to take) action which would have a material adverse effect on either Manager or Lessee. In addition, either Manager or Lessee may terminate this Agreement in its sole and arbitrary discretion upon 60 days written notice to the other party, provided, however, that such notice shall not be given prior to November 30, 1993.

          8.3 In the event a party (the "Breaching Party") fails to observe and perform its monetary obligations under this Agree-ment for a period of 15 days or its non-monetary obligations under this Agreement for a period of 30 days (the "Cure Period") after the Breaching Party's receipt of written notice from the other party hereto (the "Non-Breaching Party") specifying such failure and requesting that it be remedied, the Non-Breaching Party may terminate this Agreement by delivering written notice thereof to the Breaching Party, provided, however, if the failure stated in the notice cannot be corrected by the Breaching Party within the Cure Period, the Non-Breaching Party will not unrea-sonably withhold its consent to an extension of the Cure Period if it is possible to correct such failure and corrective action is instituted by the Breaching Party within the Cure Period and diligently pursued until said failure is corrected.

          8.4 On or within three days before the date on which this Agreement terminates (except in the event of a termination due to a Delayed Closing), Manager shall deliver possession of the Store to Lessee (in the same condition and repair as at commencement of the Term, reasonable wear and tear excepted) and shall (i) remove all of the assets from the Store other than Lessee's Store Assets, (ii) deliver to Lessee appropriate authorizations to provide for the transfer of the Store's telephone numbers and other utilities to Lessee and for the closing of billing as of the termination date of this Agreement and (iii) deliver to Lessee all Entry Devices.

          8.5 Upon termination of this Agreement, other than a termination due to a Delayed Closing or termination of the Lease, Lessee, at Lessee's sole option, shall have the right to purchase Manager's furniture, fixtures and equipment ("FF&E") and/or inventory (other than used compact discs) located in the Premises, provided that Lessee shall notify Manager in writing that it intends to purchase the FF&E and/or inventory (other than used compact discs) at least two (2) weeks prior to the date of the termination of this Agreement or in the event this Agreement is terminated by either party with less than sixty (60) days notice in accordance with Section 8.2 hereof prior to the termi-nation of this Agreement. If Lessee purchases the FF&E pursuant to this Section, the price for such FF&E shall be Manager's cost. If Lessee purchases Manager's inventory pursuant to this Section, the price of such inventory shall be Manager's cost of such inventory, less the discounts applied to the purchase of inven-tory set forth in Section 2.1.2 of the Acquisition Agreement other than the discount referred to in Section 2.1.2.4 of the Acquisition Agreement. All costs of ascertaining the value of the property transferred pursuant to this Section 8.5 shall be borne two-thirds by Lessee and one-third by Manager.

     9.   Indemnification of Manager.

          9.1 Lessee agrees to, and hereby does, fully indem-nify, defend and save and hold Manager harmless at all times in the event that Manager shall at any time or from time to time suffer any damage, obligation, liability, loss, cost, expense, claim, settlement or causes of action (including all reasonable attorneys' fees) arising out of, resulting from or in connection with, or shall pay or become obligated to pay any sum on account of (i) any damage to the Store or Lessee's Store Assets at any time other than during the Term, (ii) the management or operation of the Store by Lessee at any time other than during the Term,
(iii) Lessee's failure to obtain Lessor's or any Contracting Party's consent to Manager and Lessee entering into this Agree-ment (collectively the "Lessor/Contracting Party Consents"), (iv) any action or omission by Lessor or any Contracting Party resulting from or in connection with Lessee's failure to obtain all Lessor/Contracting Party Consents, (v) the presence or migration at any time prior to, during or after the Term of any pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, including, without limitation, asbestos (collectively, "Polluting Substances") on, into or from the Store, the Premises or the real property under or adjacent to the Premises other than such Polluting Substances brought onto or in the Store, the Premises or the real property under or adjacent to the Premises by Manager, its employees or agents, (vi) any breach by Lessee of the terms hereof (including, without limita-tion, failure by Lessee to comply with the terms of the Lease, Equipment Leases and Store Contracts to be performed by Lessee pursuant hereto), (vii) any act of Lessee which results in a default under the Lease or any Equipment Lease or Store Contract, and/or (viii) any failure by Lessee to perform any obligation under the Lease, any Equipment Lease or any Store Contract which arose at any time other than during the Term or, with respect to obligations under the Lease, which arose during the Term and is described on Schedule 4 attached hereto (collectively, "Events of Manager Indemnification").

          9.2 Whenever any claim shall arise for indemnification pursuant to Section 9.1, Manager shall promptly notify Lessee of the claim and, when known, the facts constituting the basis for such claim, provided that failure of Manager to provide Lessee with such notice shall not excuse or affect Lessee's indemnifi-cation obligations under Section 9.1 unless the failure to provide such notice shall actually prejudice Lessee. In the event Lessee shall become obligated to Manager pursuant to
Section 9.1, or in the event that any suit, action, investiga-tion, claim or proceeding is begun, made or instituted as a result of which Lessee may become obligated to Manager there-under, Lessee shall have the right to defend, contest or other-wise protect against any such suit, action, investigation, claim or proceeding by one or more counsel reasonably acceptable to Manager. In the event Lessee so elects to defend or contest, Manager shall have the right, at its expense, to participate in such defense, but such defense shall at all times be conducted by and under the control of Lessee and its counsel. In the event that Lessee elects not to defend, contest or otherwise protect against any action, investigation, claim or proceeding, Manager shall have the right, at Lessee's expense, to pursue any such defense, contest or protection.

     10.  Indemnification of Lessee.

          10.1 Manager agrees to, and hereby does, fully indem-nify, defend and save and hold Lessee harmless at all times in the event that Lessee shall at any time or from time to time suffer any damage, obligation, liability, loss, cost, expense, claim, settlement or causes of action (including all reasonable attorneys' fees) arising out of, resulting from or in connection with, or shall pay or become obligated to pay any sum on account of (i) any damage to Store or Lessee's Store Assets (other than reasonable wear and tear) during the Term caused by the gross negligence or willful misconduct or willful neglect of Manager,
(ii) any breach by Manager of the terms hereof, including without limitation, failure by Manager to comply with the terms of the Lease, the Store Contracts and the Equipment Leases to be complied with by Manager pursuant to the terms of this Agreement,
(iii) the presence or migration at any time during the Term of any Polluting Substances brought onto, into or from the Store, the Premises or the real property under or adjacent to the Premises by Manager, its employees and agents, (iv) the manage-ment or operation of the Store by Manager during the Term, (v) any act of Manager during the Term which results in a default under the Lease or any Equipment Lease or Store Contract, other than defaults with respect to Lease obligations described on
Schedule 4 attached hereto, or (vi) any failure by Manager to perform any obligation under the Lease, any Equipment Lease or any Store Contract which arose during the Term and is not described on Schedule 4 attached hereto, provided, however, any such damages, obligations, liabilities, losses, costs expenses, claims, settlements, or causes of action do not arise out of, result from or be attributable to (a) an Event of Manager Indemnification or (b) any action or omission by Lessor or any Contracting Party resulting from or in connection with Lessee's failure to obtain all Lessor/Contracting Party Consents and "Lease Consents" (as defined below). For the avoidance of doubt, Manager shall have no liability to Lessee for any lost revenues, profits, income or other sums resulting from or in connection with Lessor's or the Contracting Parties' termination of the Lease or any or all of the Equipment Leases and Store Contracts. However, Manager shall be liable for any and all other damage, loss, cost, obligation, liability, expense, claim, settlement or cause of action (including reasonable attorneys' fees) suffered by Lessee as a result of or in connection with a termination of the Lease or any or all of the Equipment Leases and Store Contracts by Lessor or any applicable Contracting Party, which termination is caused by an act or omission of Manager which gives rise to indemnification of Lessee under clause (v) or (vi) of this Section 10.1 provided that such termination is not a result of Lessee's failure to obtain all Lessor/Contracting Party Consents and Lease Consents or Lessee's breach of the Lease or any of the Equipment Leases or Store Contracts.

          10.2 Whenever any claim shall arise for indemnification pursuant to Section 10.1, Lessee shall promptly notify Manager of the claim and, when known, the facts constituting the basis for such claim, provided that failure of Lessee to provide Manager with such notice shall not excuse or affect Manager's indemnifi-cation obligations under Section 10.1 unless the failure to provide such notice shall actually prejudice Manager. In the event Manager shall become obligated to Lessee pursuant to
Section 10.1, or in the event that any suit, action, investiga-tion, claim or proceeding is begun, made or instituted as a result of which Manager may become obligated to Lessee there-under, Manager shall have the right to defend, contest or other-wise protect against any such suit, action, investigation, claim or proceeding by one or more counsel of its choice reasonably acceptable to Lessee. If Manager so elects to defend or contest, Lessee shall have the right, at its expense, to participate in such defense, but such defense shall at all times be conducted by and under the control of Manager and its counsel, and Lessee shall be fully bound by the results thereof. In the event Manager elects not to defend, contest or otherwise protest against any such suit, investigation, claim or proceeding, Lessee shall have the right, at Manager's expense, to pursue any such defense, contest or protection.

          10.3 For the purposes of this Agreement "Lease Consents" shall include (i) Lessor's consent to Manager's closing the Store for the purpose of remodeling the Store generally in accordance with Section 16.4 of the "Form Store Leasehold Consent" referenced on Schedule 2.5.1.1 of the Acquisition Agreement for the period commencing June 20, 1993 and ending June 26, 1993, (ii) Lessor's waiver of any lien on Manager's assets, {and (iii) the radius restriction set forth in Section ____ of the Lease}.

     11. Notices. All notices, statements or other documents which any party shall be required or shall desire to give to the other hereunder shall be in writing and shall be given by said party only by telecopier, or by courier or personal delivery or by addressing it as indicated below, and by depositing it certified first-class mail, return receipt requested, postage prepaid, in the U.S. mail. The addresses of the parties shall be those of which the other party actually receives written notice pursuant to this Section 11, and until further notice:

If to Manager:                Wherehouse Entertainment, Inc.
                              19701 Hamilton Avenue
                              Torrance, CA 90502-1334
                              Facsimile: (310) 538-2583
                              Attention: Cathy Wood,
                                         Senior Vice President

With a copy to:               Mitchell, Silberberg & Knupp
                              11377 West Olympic Boulevard
                              Los Angeles, California 90064
                              Facsimile:  (310) 312-3787
                              Attention: Roy Shults, Esq.

If to Lessee:                 The Record Shop, Inc.
                              74 Cloudview Road
                              Sausalito, CA  94695
                              Facsimile: (415) 331-2657
                              Attention: Mort Gerber

With a copy to:               Snell & Wilmer
                              400 East Van Buren
                              One Arizona Center
                              Phoenix, AZ  85004-0001
                              Facsimile: (602) 382-6070
                              Attention: Jody Pokorski, Esq.

     Any such communications given by courier or personal delivery shall be deemed given when delivered if during normal business hours on a business day (or if not, the next business day after delivery); any such communications given by telecopier shall be deemed given when received if during normal business hours on a business day (or if not, the next business day after delivery) provided that such telecopy is legible and that at the time such telecopy is sent the sending party receives written confirmation of receipt and forwards a copy of the notice by courier or personal delivery or by mail; and any such communi-cations sent by certified first-class mail, return receipt requested, postage prepaid shall be deemed given two business days after the date of mailing.

     12.  Miscellaneous.

          12.1 Each of the parties hereto shall use its best efforts to bring about the transactions contemplated by this Agreement as soon as practicable, including the execution and delivery of all instruments, assignments and assurances, and shall take or cause to be taken such further or other actions reasonably necessary or desirable in order to carry out the intents and purposes of this Agreement. No party will take or knowingly permit to be taken any action or do or knowingly permit to be done anything in the conduct of their respective business-es, or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Agreement, or which would cause any of the representations contained herein to be or become untrue or which would prevent the satisfaction of any condition contained herein.

          12.2 The parties shall promptly, from time to time after the date hereof, execute and deliver to the other party such further documents, instruments and agreements as the other party may reasonably request in order to consummate the trans-actions contemplated by this Agreement.

          12.3 This Agreement, the Acquisition Agreement and all of the other Management Agreements between Manager and Lessee contain all of the terms and conditions agreed upon by the parties hereto with respect to the subject matter hereof, and all prior agreements (other than the Acquisition Agreement and all of the other Management Agreements between Lessee and Manager) regarding the subject matter hereof whether oral or written between the parties hereto, are merged herein and therein and superseded hereby and thereby. No other agreements regarding the subject matter hereof not specifically referred to herein or in the Acquisition Agreement, oral or otherwise, shall be deemed to exist or to bind any of the parties hereto. This Agreement may not be modified or changed except by written instruments signed by all of the parties hereto. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

          12.4 All captions and headings are inserted for the convenience of the parties, and shall not be used in any way to modify, limit, construe or otherwise affect this Agreement.

          12.5 Upon termination of this Agreement as provided herein, the parties' respective obligations hereunder shall terminate except for the provisions of Sections 9 and 10 hereof which shall survive the termination of this Agreement.

          12.6 Subject to Section 12.9 hereof, each party hereto shall bear its own expenses incurred with respect to the prepara-tion, authorization, execution and performance of this Agreement and all transactions contemplated hereunder (including, without limitation, all fees and expenses of agents, representatives, counsel and accountants).

          12.7 This Agreement may be executed in two counterparts each of which shall be deemed to be an original and which toge-ther shall constitute one and the same instrument.

          12.8 This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to its principles of conflict of laws.

          12.9 Notwithstanding any provision to the contrary contained herein or in any agreement referenced herein, this Agreement shall not be deemed to confer any rights or benefits upon any person other than the parties hereto.

          12.10 In the event suit is brought to enforce or interpret any part of this Agreement or the rights or obligations of any party to this Agreement, the prevailing party shall be entitled to recover as an element of such party's costs of suit, and not as damages, reasonable attorneys' fees to be fixed by the court. The prevailing party shall be the party who is entitled to recover its costs of suit whether or not the suit proceeds to final judgment. A party not entitled to recover its costs shall not recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of judgment for purposes of determining whether a party is entitled to recover its costs or attorneys' fees.

          12.11 Each party shall cooperate with the other party to the extent that such cooperation is required, by the terms of the Lease or any of the Equipment Leases or Store Contracts or otherwise, to enable the other party's performance of any of its obligations under this Agreement.

          12.12 Each party shall hold, and shall use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents ("Representatives") to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, the terms of this Agreement ("Terms"), provided that the parties or a Representative may disclose the Terms to its Representatives in connection with the transactions contemplated by this Agreement so long as such persons are informed of the confidential nature of the Terms and are directed to treat such information confiden-tially. Notwithstanding the preceding sentence, this Section shall not prohibit (i) any disclosure (including, without limita-tion, any dissemination of copies of this Agreement) required by any applicable law, statute or rule or requested by any govern-mental agency (including, without limitation, any federal or state securities law and any rule or regulation promulgated by the Securities and Exchange Commission ("SEC") or any state agency or authority having jurisdiction over the parties or their affiliates) or (ii) any disclosure of such information in any financial statements of Manager, Lessee or affiliates thereof to the extent such disclosures are required by law (including, without limitation, any federal or state securities law and any rule or regulation promulgated by the SEC or any state agency or authority having jurisdiction over the parties or their affiliates).

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


MANAGER:                           LESSEE:

WHEREHOUSE ENTERTAINMENT, INC.,    THE RECORD SHOP, INC.
a Delaware corporation             a Minnesota corporation


By:  _______________________       By: _____________________
     Scott Young                       Mary Ann Levitt
     Its:  President                   Its:  President






By:  _______________________
     Cathy Wood
     Its: Secretary

                           SCHEDULE 2



List of Store Contracts









List of Equipment Leases

                               SCHEDULE 4.1



Provisions of the Lease:








Provisions of the Store Contracts:







Provisions of the Equipment Leases:

                           EXHIBIT D-2

               SECTION 7.18.2 MANAGEMENT AGREEMENT


          THIS MANAGEMENT AGREEMENT (this "Agreement") is made and entered into as of the 21st day of June, 1993, by and between WHEREHOUSE ENTERTAINMENT, INC., a Delaware corporation
("Manager"), and THE RECORD SHOP, INC., a Minnesota corporation
("Lessee"), with reference to the following facts:

     A.   Pursuant to the terms of that certain lease agreement
("Lease") identified on Exhibit A, attached hereto and hereby incorporated herein, Lessee leases from "Lessor" (as defined in Exhibit A) certain retail space (the "Premises").

     B. Lessee operates a music retail store at the Premises [which together with all assets (other than inventory) used in the operation thereof, including Lessee's interest under the Lease, all furniture, fixtures and equipment (including, without limitation, all Sensormatic security systems owned by Lessee), Lessee's interests under contracts for goods and services provided to Lessee and leases for the Sensormatic security systems and other equipment not owned by Lessee shall be referred to herein collectively as the "Store"], for which it wishes to obtain professional management services.

     C. Manager is experienced and qualified in the management of retail music stores.

     D. Manager and Lessee are entering into this Agreement pursuant to Sections 4.7, 5.3 and 7.18 of that certain Agreement of Purchase and Sale, dated as of May 10, 1993, by and between Manager and Lessee, as amended (the "Acquisition Agreement") and this Agreement is one of the 7.18.2 "Management Agreements" to be entered into by the parties hereto pursuant to the Acquisition Agreement. Each initially capitalized term used but not defined in this Management Agreement is used herein as defined in the Acquisition Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto hereby agree as follows:

     1. Appointment of Manager. Lessee hereby appoints Manager as sole and exclusive manager of the Store, and Manager hereby accepts such appointment, all on the terms and conditions set forth in this Agreement.

     2. Scope of Management Services. Commencing with the "Effective Date" (as hereafter defined) and continuing until termination of this Agreement as provided herein, Manager shall employ its skill and professional expertise in managing the Store and shall manage the Store generally in accordance with the standards employed in operating retail music stores owned by Manager. For the avoidance of doubt, the parties acknowledge that in connection with Manager's operation of the Store, Manager shall have the exclusive and irrevocable right to exercise all of Lessee's rights in connection with all assets of Lessee currently used in the operation thereof (other than Lessee's inventory) (collectively, the "Lessee's Store Assets"), including, without limitation, Lessee's interest under the Lease, the furniture, fixtures and equipment (including, without limitation, all Sensormatic security systems owned by Lessee) located on the Premises, Lessee's interests under contracts for goods and services provided to Lessee listed on Schedule 2 attached hereto (collectively, the "Store Contracts") and leases for the Sensormatic security systems and other equipment not owned by Lessee listed on Schedule 2 attached hereto (collectively, the "Equipment Leases"). Notwithstanding anything herein to the contrary, Manager shall have full authority to manage and operate the Store as it sees fit subject to the terms of this Management Agreement and shall not be required to obtain Lessee's consent or approval in connection with any matter arising out of the manage-ment or operation of the Store. Without limiting the generality of the foregoing, Manager shall be permitted, in its sole discre-tion, to (i) enter into and perform contracts and agreements in its own name for the furnishing of goods and services of all kinds to the Store, (ii) assume obligations of all kinds in connection with the management and operation of the Store, and
(iii) recruit, hire and terminate the services of all employees and independent contractors who perform services in connection with the operation of the Store. Lessee shall have no rights of any kind in connection with the operation or management of the Store, provided, however, that Manager shall grant Lessee reason-able access to the Store during normal business hours and shall permit Lessee, upon reasonable advance notice to Manager, to review the books and records maintained by Manager in connection with the management and operation of the Store to the extent reasonably necessary to verify that Manager has performed its obligations under this Agreement. In addition, Manager shall grant Lessor access to review the books and records maintained by Manager to the same extent that Lessee has granted Lessor such rights to review Lessee's books and records.

     3. Term. The term (the "Term") of this Agreement shall commence on the date Manager obtains sole and exclusive posses-sion of the Store (the "Effective Date") and shall continue for a period equal to the remaining term of the Lease (including any rights of extension and renewal periods exercised by Lessee prior to the date hereof), unless earlier terminated in accordance with the terms hereof.

     4. Obligations Under the Lease, Store Contracts and Equipment Leases. During the Term, Manager shall be subject to and bound by and comply with all terms and conditions of the Lease with respect to the Premises, Store Contracts and the Equipment Leases other than those terms and conditions described on Schedule 4 attached hereto.

     5.   Management Fees; Expenses.

          5.1 As compensation for the services Manager provides hereunder, Manager shall be entitled to retain for its own account all revenues, income and proceeds of all sales and rentals of every kind (whether in cash or on credit) received by or for the Store or Manager resulting from the operations of the Store.

          5.2 Notwithstanding the provisions of Section 5.1 of this Agreement, Manager shall pay all costs and expenses of managing, operating and maintaining the Store during the Term. Without limiting the generality of the foregoing, Manager shall pay to Lessee all amounts which accrue during the Term and are not due to an act of Lessee or a failure by Lessee to perform any obligation under the Lease, any Store Contract or any Equipment Lease (i) arising at any time other than during the Term or (ii) with respect to obligations under the Lease, arising during the Term and described on Schedule 4 attached hereto, whether or not resulting in a default thereunder, of (a) rent, additional rent, common area fees and other amounts due to be paid by Lessee to Lessor under the Lease as it now is in existence (or hereafter amended pursuant to Section 6.4 below), and (b) all rent and other amounts due to be paid by Lessee to the applicable third party (each a "Contracting Party") under all Store Contracts and Equipment Leases as such agreements are now in existence (or hereafter amended pursuant to Section 6.4 below). At least five
(5) business days before the first day of each calendar month during the Term, Manager shall pay to Lessee (i) all amounts of rent and additional rent to be paid during such month by Lessee to Lessor pursuant to the terms of the Lease and (ii) all amounts of rent and other regularly scheduled payments to be paid during such month by Lessee to the applicable Contracting Party pursuant to the terms of the Store Contracts and the Equipment Leases. Manager shall pay to Lessee all other amounts due to be paid by Lessee to Lessor or the Contracting Parties, as applicable, under the Lease, the Store Contracts and/or the Equipment Leases not described in the immediately preceding two sentences ("Additional Amounts") upon the later of (a) five
(5) business days after Manager receives written notice of the Additional Amounts due (which written notice shall include a detailed description and calculation of such Additional
Amounts), and (b) five (5) business days before such Additional Amounts are required to be paid pursuant to the terms of the Lease, the Store Contracts or the Equipment Leases, as the case may be. Payments to Lessee pursuant to this Section 5.2 for any partial month during the Term shall be prorated. All rent or other amounts paid by Manager pursuant to this Section 5.2 which are later refunded to Lessee by Lessor under the Lease or by any Contracting Party under the Store Contracts and Equipment Leases shall either, at Manager's option, offset future amounts due to be paid to Lessee pursuant to this Section 5.2 or be paid by Lessee to Manager.

     6.   Additional Covenants.

          6.1 On or before the Effective Date, Lessee shall, at its sole cost and expense:

               6.1.1     Deliver possession of the Store to
     Manager.

               6.1.2     Deliver to Manager appropriate authori-
     zations to provide for the transfer of the Store's telephone numbers and other utilities to Manager and for the closing of billing as of the Effective Date.

               6.1.3     Deliver to Manager all keys, combina-
     tions to locks and security codes for all security systems relating to the Store (collectively, the "Entry Devices").

          6.2  Prior to fourteen (14) days after the Effective
Date, Lessee shall, at its sole cost and expense, remove all of its assets from the Store which do not constitute Lessee's
Store Assets.

          6.3 During the Term, Lessee shall make timely payments of rent, additional rent, lease payments, and all other amounts as required by the Lease, the Equipment Leases and the Store Contracts, provided that Lessee shall not be required to make such payments if Lessee has timely notified Manager of the amount of any such payment (but only to the extent such notice is required pursuant to Section 5.2 hereof) and Manager has failed to make such payments to Lessee. During the Term, Lessee shall perform all of its obligations under the Lease described on
Schedule 4 attached hereto. Lessee shall use its best efforts to cause Lessor to perform all of its obligations under the Lease and to cause each Contracting Party to perform all of its obligations under the applicable Store Contract and Equipment Lease except that Lessee shall not be required to commence litigation to enforce such obligations. Lessee hereby agrees that Manager shall be assigned all rights which Lessee may have to proceed against Lessor or the applicable Contracting Party under the Lease or the applicable Store Contract or Equipment Lease arising out of or in connection with Lessee's obligations under the Lease or the applicable Store Contract or Equipment Lease which Manager has agreed to perform pursuant to the terms of this Agreement.

          6.4 During the Term, Lessee shall give Manager at least 7 days prior notice of all proposed amendments or modifi-cations to the Lease or any Store Contract or Equipment Lease. During the Term, Lessee shall not amend or modify the Lease or any Store Contract or Equipment Lease in a manner that would materially and adversely affect Manager, the Store Contracts or the Equipment Leases without the prior written consent of Manager, which consent shall not be unreasonably withheld.

          6.5 All employees performing services in connection with the management and operation of the Store during the Term shall be employees of Manager and Manager shall solely establish the terms and conditions of employment for all employees and shall pay all salaries and other compensation due such employees.


          6.6 During the Term, Lessee and Manager shall use their best efforts to insure that notices sent by Lessor to the lessee under the Lease are sent both to Manager and Lessee at the address that each party may designate from time to time.

          6.7 During the Term, each party shall promptly forward to the other party copies of all communications, including but not limited to notices, bills and accounting statements, that it receives from Lessor.

          6.8 During the Term, neither Lessee nor Manager shall perform any act which results in a default under the Lease or any Store Contract or Equipment Lease.

     7. Inventory Located at the Store. Lessee acknowledges and agrees that all of the inventory of music records, pre-recorded and unrecorded tapes and cassettes, compact discs and accessories, videos, laser discs (collectively, the "Inven-tory") located at the Store on the Effective Date shall be transferred to Manager by Lessee pursuant to the Acquisition Agreement and thereafter Lessee shall have no ownership interest or security interest in such Inventory or any other Inventory thereafter located in the Store whatsoever.

     8.   Termination of Agreement.

          8.1  This Agreement shall immediately terminate upon
(i) the occurrence of a "Delayed Closing" (as such term is defined in the Acquisition Agreement) with respect to the Store, or (ii) termination of the Lease for any reason.

          8.2 Either Manager or Lessee may terminate this Agree-ment in its sole discretion upon 60 days written notice (or such lesser time period if, in such terminating party's reasonable judgment, the parties should terminate this Agreement and Manager should vacate the Store within such lesser time period in order to minimize the parties' potential liability) in the event that
(a) Lessor's consent is required in order for Manager and Lessee to enter into and perform this Agreement, (b) Lessor has refused to grant such consent, and (c) Lessor has taken (or has threat-ened to take) action which would have a material adverse effect on either Manager or Lessee. In addition, Lessee may terminate this Agreement in its sole and arbitrary discretion upon 60 days written notice to the other party, provided, however, that such notice shall not be given prior to November 30, 1993.

          8.3 In the event a party (the "Breaching Party") fails to observe and perform its monetary obligations under this Agree-ment for a period of 15 days or its non-monetary obligations under this Agreement for a period of 30 days (the "Cure Period") after the Breaching Party's receipt of written notice from the other party hereto (the "Non-Breaching Party") specifying such failure and requesting that it be remedied, the Non-Breaching Party may terminate this Agreement by delivering written notice thereof to the Breaching Party, provided, however, if the failure stated in the notice cannot be corrected by the Breaching Party within the Cure Period, the Non-Breaching Party will not unrea-sonably withhold its consent to an extension of the Cure Period if it is possible to correct such failure and corrective action is instituted by the Breaching Party within the Cure Period and diligently pursued until said failure is corrected.

          8.4 On or within three days before the date on which this Agreement terminates (except in the event of a termination due to a Delayed Closing), Manager shall deliver possession of the Store to Lessee (in the same condition and repair as at commencement of the Term, reasonable wear and tear excepted) and shall (i) remove all of the assets from the Store other than Lessee's Store Assets, (ii) deliver to Lessee appropriate authorizations to provide for the transfer of the Store's telephone numbers and other utilities to Lessee and for the closing of billing as of the termination date of this Agreement and (iii) deliver to Lessee all Entry Devices.

          8.5 Upon termination of this Agreement, other than a termination due to a Delayed Closing or termination of the Lease, Lessee, at Lessee's sole option, shall have the right to purchase Manager's furniture, fixtures and equipment ("FF&E") and/or inventory (other than used compact discs) located in the Premises, provided that Lessee shall notify Manager in writing that it intends to purchase the FF&E and/or inventory (other than used compact discs) at least two (2) weeks prior to the date of the termination of this Agreement or in the event this Agreement is terminated by either party with less than sixty (60) days notice in accordance with Section 8.2 hereof prior to the termi-nation of this Agreement. If Lessee purchases the FF&E pursuant to this Section, the price for such FF&E shall be Manager's cost. If Lessee purchases Manager's inventory pursuant to this Section, the price of such inventory shall be Manager's cost of such inventory, less the discounts applied to the purchase of inven-tory set forth in Section 2.1.2 of the Acquisition Agreement other than the discount referred to in Section 2.1.2.4 of the Acquisition Agreement. All costs of ascertaining the value of the property transferred pursuant to this Section 8.5 shall be borne two-thirds by Lessee and one-third by Manager.

     9.   Indemnification of Manager.

          9.1 Lessee agrees to, and hereby does, fully indem-nify, defend and save and hold Manager harmless at all times in the event that Manager shall at any time or from time to time suffer any damage, obligation, liability, loss, cost, expense, claim, settlement or causes of action (including all reasonable attorneys' fees) arising out of, resulting from or in connection with, or shall pay or become obligated to pay any sum on account of (i) any damage to the Store or Lessee's Store Assets at any time other than during the Term, (ii) the management or operation of the Store by Lessee at any time other than during the Term,
(iii) Lessee's failure to obtain Lessor's or any Contracting Party's consent to Manager and Lessee entering into this Agreement (collectively the "Lessor/Contracting Party Consents"),
(iv) any action or omission by Lessor or any Contracting Party resulting from or in connection with Lessee's failure to obtain all Lessor/Contracting Party Consents, (v) the presence or migration at any time prior to, during or after the Term of any pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, including, without limitation, asbestos (collectively, "Polluting Substances") on, into or from the Store, the Premises or the real property under or adjacent to the Premises other than such Polluting Substances brought onto or in the Store, the Premises or the real property under or adjacent to the Premises by Manager, its employees or agents, (vi) any breach by Lessee of the terms hereof (including, without limita-tion, failure by Lessee to comply with the terms of the Lease, Equipment Leases and Store Contracts to be performed by Lessee pursuant hereto), (vii) any act of Lessee which results in a default under the Lease or any Equipment Lease or Store Contract, and/or (viii) any failure by Lessee to perform any obligation under the Lease, any Equipment Lease or any Store Contract which arose at any time other than during the Term or, with respect to obligations under the Lease, which arose during the Term and is described on Schedule 4 attached hereto (collectively, "Events of Manager Indemnification").

          9.2 Whenever any claim shall arise for indemnification pursuant to Section 9.1, Manager shall promptly notify Lessee of the claim and, when known, the facts constituting the basis for such claim, provided that failure of Manager to provide Lessee with such notice shall not excuse or affect Lessee's indemnifi-cation obligations under Section 9.1 unless the failure to provide such notice shall actually prejudice Lessee. In the event Lessee shall become obligated to Manager pursuant to
Section 9.1, or in the event that any suit, action, investiga-tion, claim or proceeding is begun, made or instituted as a result of which Lessee may become obligated to Manager there-under, Lessee shall have the right to defend, contest or other-wise protect against any such suit, action, investigation, claim or proceeding by one or more counsel reasonably acceptable to Manager. In the event Lessee so elects to defend or contest, Manager shall have the right, at its expense, to participate in such defense, but such defense shall at all times be conducted by and under the control of Lessee and its counsel. In the event that Lessee elects not to defend, contest or otherwise protect against any action, investigation, claim or proceeding, Manager shall have the right, at Lessee's expense, to pursue any such defense, contest or protection.

     10.  Indemnification of Lessee.

          10.1 Manager agrees to, and hereby does, fully indem-nify, defend and save and hold Lessee harmless at all times in the event that Lessee shall at any time or from time to time suffer any damage, obligation, liability, loss, cost, expense, claim, settlement or causes of action (including all reasonable attorneys' fees) arising out of, resulting from or in connection with, or shall pay or become obligated to pay any sum on account of (i) any damage to Store or Lessee's Store Assets (other than reasonable wear and tear) during the Term caused by the gross negligence or willful misconduct or willful neglect of Manager,
(ii) any breach by Manager of the terms hereof, including without limitation, failure by Manager to comply with the terms of the Lease, the Store Contracts and the Equipment Leases to be complied with by Manager pursuant to the terms of this Agreement,
(iii) the presence or migration at any time during the Term of any Polluting Substances brought onto, into or from the Store, the Premises or the real property under or adjacent to the Premises by Manager, its employees and agents, (iv) the manage-ment or operation of the Store by Manager during the Term, (v) any act of Manager during the Term which results in a default under the Lease or any Equipment Lease or Store Contract, other than defaults with respect to Lease obligations described on
Schedule 4 attached hereto, or (vi) any failure by Manager to perform any obligation under the Lease, any Equipment Lease or any Store Contract which arose during the Term and is not described on Schedule 4 attached hereto, provided, however, any such damages, obligations, liabilities, losses, costs expenses, claims, settlements, or causes of action do not arise out of, result from or be attributable to (a) an Event of Manager Indemnification or (b) any action or omission by Lessor or any Contracting Party resulting from or in connection with Lessee's failure to obtain all Lessor/Contracting Party Consents and "Lease Consents" (as defined below). For the avoidance of doubt, Manager shall have no liability to Lessee for any lost revenues, profits, income or other sums resulting from or in connection with Lessor's or the Contracting Parties' termination of the Lease or any or all of the Equipment Leases and Store Contracts. However, Manager shall be liable for any and all other damage, loss, cost, obligation, liability, expense, claim, settlement or cause of action (including reasonable attorneys' fees) suffered by Lessee as a result of or in connection with a termination of the Lease or any or all of the Equipment Leases and Store Contracts by Lessor or any applicable Contracting Party, which termination is caused by an act or omission of Manager which gives rise to indemnification of Lessee under clause (v) or (vi) of this Section 10.1 provided that such termination is not a result of Lessee's failure to obtain all Lessor/Contracting Party Consents and Lease Consents or Lessee's breach of the Lease or any of the Equipment Leases or Store Contracts.

          10.2 Whenever any claim shall arise for indemnification pursuant to Section 10.1, Lessee shall promptly notify Manager of the claim and, when known, the facts constituting the basis for such claim, provided that failure of Lessee to provide Manager with such notice shall not excuse or affect Manager's indemnifi-cation obligations under Section 10.1 unless the failure to provide such notice shall actually prejudice Manager. In the event Manager shall become obligated to Lessee pursuant to
Section 10.1, or in the event that any suit, action, investiga-tion, claim or proceeding is begun, made or instituted as a result of which Manager may become obligated to Lessee there-under, Manager shall have the right to defend, contest or other-wise protect against any such suit, action, investigation, claim or proceeding by one or more counsel of its choice reasonably acceptable to Lessee. If Manager so elects to defend or contest, Lessee shall have the right, at its expense, to participate in such defense, but such defense shall at all times be conducted by and under the control of Manager and its counsel, and Lessee shall be fully bound by the results thereof. In the event Manager elects not to defend, contest or otherwise protest against any such suit, investigation, claim or proceeding, Lessee shall have the right, at Manager's expense, to pursue any such defense, contest or protection.

          10.3 For the purposes of this Agreement "Lease Consents" shall include (i) Lessor's consent to Manager's closing the Store for the purpose of remodeling the Store generally in accordance with Section 16.4 of the "Form Store Leasehold Consent" referenced on Schedule 2.5.1.1 of the Acquisition Agreement for the period commencing June 20, 1993 and ending June 26, 1993, (ii) Lessor's waiver of any lien on Manager's assets, {and (iii) the radius restriction set forth in Section ____ of the Lease}.

     11. Notices. All notices, statements or other documents which any party shall be required or shall desire to give to the other hereunder shall be in writing and shall be given by said party only by telecopier, or by courier or personal delivery or by addressing it as indicated below, and by depositing it certified first-class mail, return receipt requested, postage prepaid, in the U.S. mail. The addresses of the parties shall be those of which the other party actually receives written notice pursuant to this Section 11, and until further notice:

If to Manager:                Wherehouse Entertainment, Inc.
                              19701 Hamilton Avenue
                              Torrance, CA 90502-1334
                              Facsimile: (310) 538-2583
                              Attention: Cathy Wood,
                                         Senior Vice President

With a copy to:               Mitchell, Silberberg & Knupp
                              11377 West Olympic Boulevard
                              Los Angeles, California 90064
                              Facsimile:  (310) 312-3787
                              Attention: Roy Shults, Esq.

If to Lessee:                 The Record Shop, Inc.
                              74 Cloudview Road
                              Sausalito, CA  94695
                              Facsimile: (415) 331-2657
                              Attention: Mort Gerber

With a copy to:               Snell & Wilmer
                              400 East Van Buren
                              One Arizona Center
                              Phoenix, AZ  85004-0001
                              Facsimile: (602) 382-6070
                              Attention: Jody Pokorski, Esq.

     Any such communications given by courier or personal delivery shall be deemed given when delivered if during normal business hours on a business day (or if not, the next business day after delivery); any such communications given by telecopier shall be deemed given when received if during normal business hours on a business day (or if not, the next business day after delivery) provided that such telecopy is legible and that at the time such telecopy is sent the sending party receives written confirmation of receipt and forwards a copy of the notice by courier or personal delivery or by mail; and any such communica-tions sent by certified first-class mail, return receipt requested, postage prepaid shall be deemed given two business days after the date of mailing.

     12.  Miscellaneous.

          12.1 Each of the parties hereto shall use its best efforts to bring about the transactions contemplated by this Agreement as soon as practicable, including the execution and delivery of all instruments, assignments and assurances, and shall take or cause to be taken such further or other actions reasonably necessary or desirable in order to carry out the intents and purposes of this Agreement. No party will take or knowingly permit to be taken any action or do or knowingly permit to be done anything in the conduct of their respective business-es, or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Agreement, or which would cause any of the representations contained herein to be or become untrue or which would prevent the satisfaction of any condition contained herein.

          12.2 The parties shall promptly, from time to time after the date hereof, execute and deliver to the other party such further documents, instruments and agreements as the other party may reasonably request in order to consummate the trans-actions contemplated by this Agreement.

          12.3 This Agreement, the Acquisition Agreement and all of the other Management Agreements between Manager and Lessee contain all of the terms and conditions agreed upon by the parties hereto with respect to the subject matter hereof, and all prior agreements (other than the Acquisition Agreement and all of the other Management Agreements between Lessee and Manager) regarding the subject matter hereof whether oral or written between the parties hereto, are merged herein and therein and superseded hereby and thereby. No other agreements regarding the subject matter hereof not specifically referred to herein or in the Acquisition Agreement, oral or otherwise, shall be deemed to exist or to bind any of the parties hereto. This Agreement may not be modified or changed except by written instruments signed by all of the parties hereto. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

          12.4 All captions and headings are inserted for the convenience of the parties, and shall not be used in any way to modify, limit, construe or otherwise affect this Agreement.

          12.5 Upon termination of this Agreement as provided herein, the parties' respective obligations hereunder shall terminate except for the provisions of Sections 9 and 10 hereof which shall survive the termination of this Agreement.

          12.6 Subject to Section 12.9 hereof, each party hereto shall bear its own expenses incurred with respect to the prepara-tion, authorization, execution and performance of this Agreement and all transactions contemplated hereunder (including, without limitation, all fees and expenses of agents, representatives, counsel and accountants).

          12.7 This Agreement may be executed in two counterparts each of which shall be deemed to be an original and which toge-ther shall constitute one and the same instrument.

          12.8 This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to its principles of conflict of laws.

          12.9 Notwithstanding any provision to the contrary contained herein or in any agreement referenced herein, this Agreement shall not be deemed to confer any rights or benefits upon any person other than the parties hereto.

          12.10 In the event suit is brought to enforce or interpret any part of this Agreement or the rights or obligations of any party to this Agreement, the prevailing party shall be entitled to recover as an element of such party's costs of suit, and not as damages, reasonable attorneys' fees to be fixed by the court. The prevailing party shall be the party who is entitled to recover its costs of suit whether or not the suit proceeds to final judgment. A party not entitled to recover its costs shall not recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of judgment for purposes of determining whether a party is entitled to recover its costs or attorneys' fees.

          12.11 Each party shall cooperate with the other party to the extent that such cooperation is required, by the terms of the Lease or any of the Equipment Leases or Store Contracts or otherwise, to enable the other party's performance of any of its obligations under this Agreement.

          12.12 Each party shall hold, and shall use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents ("Representatives") to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, the terms of this Agreement ("Terms"), provided that the parties or a Representative may disclose the Terms to its Representatives in connection with the transactions contemplated by this Agreement so long as such persons are informed of the confidential nature of the Terms and are directed to treat such information confiden-tially. Notwithstanding the preceding sentence, this Section shall not prohibit (i) any disclosure (including, without limita-tion, any dissemination of copies of this Agreement) required by any applicable law, statute or rule or requested by any govern-mental agency (including, without limitation, any federal or state securities law and any rule or regulation promulgated by the Securities and Exchange Commission ("SEC") or any state agency or authority having jurisdiction over the parties or their affiliates) or (ii) any disclosure of such information in any financial statements of Manager, Lessee or affiliates thereof to the extent such disclosures are required by law (including, without limitation, any federal or state securities law and any rule or regulation promulgated by the SEC or any state agency or authority having jurisdiction over the parties or their affiliates).

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


MANAGER:                           LESSEE:

WHEREHOUSE ENTERTAINMENT, INC.,    THE RECORD SHOP, INC.
a Delaware corporation             a Minnesota corporation


By:  _______________________       By:  ______________________
     Scott Young                        Mary Ann Levitt
     Its:  President                    Its:  President






By:  _______________________
     Cathy Wood
     Its: Secretary

                                SCHEDULE 2



List of Store Contracts









List of Equipment Leases

                               SCHEDULE 4.1



Provisions of the Lease:








Provisions of the Store Contracts:







Provisions of the Equipment Leases:

                                 EXHIBIT E

                    FORM OF SELLER'S COUNSEL'S OPINION


                               SEE ATTACHED

                            EXHIBIT F

                 ASSIGNMENT AND ASSUMPTION OF
         LEASES, SENSORMATIC LEASES AND STORE CONTRACTS


          THIS ASSIGNMENT AND ASSUMPTION OF LEASES, SENSORMATIC LEASES AND STORE CONTRACTS is made and entered into as of this 21st day of June, 1993 by and between THE RECORD SHOP, INC., a Minnesota corporation ("Assignor"), and WHEREHOUSE ENTERTAINMENT, INC., a Delaware corporation ("Assignee"), with reference to the following facts:

          A. Assignor owns and operates music retail stores in the States of Arizona, California, Iowa, Minnesota, Nevada, North
Dakota and Utah.

          B. Pursuant to the terms of that certain Agreement of Purchase and Sale dated as of May 10, 1993 by and between Assignor and Assignee, as amended (the "Purchase Agreement"),
Assignor has agreed to sell the "Transferred Assets" (as such term is defined in the Purchase Agreement) to Assignee.

          C. In connection with the Purchase Agreement, Assignor desires to assign to Assignee (i) all right, title and interest of Assignor as lessee in, to and under the real property leases described on Exhibit A attached hereto (collectively, the "Leases"), (ii) all right, title and interest of Assignor as lessee in, to and under the personal property leases for certain Sensormatic security systems described on Exhibit B attached hereto (collectively, the "Sensormatic Leases"), and (iii) all right, title and interest of Assignor as a party in, to and under the contracts and leases for goods and services provided to Assignor described on Exhibit C attached hereto (collectively, the "Store Contracts"), and Assignee desires to assume certain obligations of Assignor in, to and under the Leases, the Sensor-matic Leases and the Store Contracts, on the terms and conditions hereafter set forth.

          NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto hereby agree as follows:

          1. Assignments of Leases, Sensormatic Leases and Store Contracts by Assignor. Assignor hereby irrevocably sells, transfers and assigns to Assignee, and Assignee hereby irrevo-cably purchases and accepts from Assignor, (i) all right, title and interest of Assignor as lessee in, to and under the Leases,
(ii) all right, title and interest of Assignor as lessee in, to and under the Sensormatic Leases, and (iii) all right, title and interest of Assignor as a party in, to and under the Store Contracts.

          2. Assumption of Obligations by Assignee. Assignee hereby irrevocably assumes and agrees to perform and observe all of the terms, covenants, conditions, liabilities and obligations to be performed or observed by Assignor under or in connection with the Leases, the Sensormatic Leases, and the Store Contracts arising and accruing after the "Closing" (as such term is defined in the Purchase Agreement).

          3. Representation and Warranty by Assignor. Assignor hereby represents, warrants, covenants and agrees that it is hereby conveying good and marketable title to the interests being transferred to Assignee pursuant to the terms of this Agreement, free and clear of all security interests, liens, pledges, encumbrances, claims, charges, agreements, rights, options, warranties, equities and restrictions.

          4. Binding Effect. This Agreement and the respective rights and obligations of the parties hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

          5. Further Assurances. Assignor and Assignee each further covenants and agrees that it will, from time to time, make, execute and deliver such instruments, consents and assur-ances as the other party may reasonably request in order to effectuate the transactions contemplated by this Agreement.

          6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to its principles of conflict of laws.

          7. Captions. All captions and headings are inserted for the convenience of the parties, and shall not be used in any way to modify, limit, construe or otherwise affect this Agree-ment.

          8. Counterparts. This Agreement may be executed in several counterparts each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the undersigned have executed this Assignment and Assumption of Leases, Sensormatic Leases and Store
Contracts as of the date first above written.

                              THE RECORD SHOP, INC.,
                              a Minnesota corporation


                              By: ______________________________
                                   Mary Ann Levitt
                                   Its: President


                              WHEREHOUSE ENTERTAINMENT, INC.,
                              a Delaware corporation


                              By: ______________________________

                              Its: ______________________________

                                 EXHIBIT A

                                  LEASES



1. Lease Agreement dated as of February 10, 1993, executed by and between New River Associates, an Arizona general partnership, as landlord, and The Record Shop, Inc., a Minnesota corporation, as tenant (WEI #466, Arrowhead Mall,
     Arizona).

2. Lease Agreement dated as of May 12, 1989, executed by and between Westday Associates Limited Partnership, an Arizona limited partnership, as landlord, and The Record Shop, Inc., a Minnesota corporation, as tenant (WEI #468, Paradise Valley Mall R.S., Arizona).

3. Lease Agreement dated as of February 28, 1991, executed by and between Westday Associates Limited Partnership, an Arizona limited partnership, as landlord, and The Record Shop, Inc., a Minnesota corporation, as tenant, as amended by that certain First Amendment to Lease dated as of January 14, 1992, and further amended by that certain Second Amend-ment to Lease dated as of July 23, 1992 (WEI #469, Paradise Valley Mall P.M., Arizona).

4. Lease dated as of July 21, 1988 executed by and between Noble "Park Central" Associates, a Texas joint venture, as landlord, and The Record Shop, Inc., a Minnesota corpora-tion, as tenant, as amended by that certain First Amendment to Lease dated as of June 24, 1991, and further amended by that certain Second Amendment to Lease dated as of January 30, 1992, and further amended by that certain Third Amend-ment to Lease dated as of December 11, 1992 (WEI #470, Park Central Mall, Arizona).

5. Lease Agreement dated as of May 16, 1990, executed by and between East Mesa Associates, a partnership, as landlord, and The Record Shop, Inc., a California corporation [sic], as tenant, as amended by that certain Amendment to Lease dated as of November 16, 1987 (WEI #471, Superstition Springs, Arizona).

6. Lease Agreement dated as of March 1, 1985, executed by and between Westpen Associates, a partnership, as landlord, and The Record Shop, Inc., a Minnesota corporation, as tenant
     (WEI #472, Westridge Mall, Arizona).

7. Lease Agreement dated as of March 7, 1990, executed by and between Macerich Northwestern Associates, a California general partnership, as landlord, and The Record Shop, Inc., a Minnesota corporation dba The Record Shop, Inc., as tenant (WEI #473, Broadway Plaza Shopping Center, California).

8. Lease dated as of June 23, 1989 executed by and between George A. Vlantis and James A. Vlantis, as Landlord, and The
     Record Shop, Inc., a Minnesota corporation, as tenant (WEI
     #474, Chestnut Street, California).

9. Lease dated as of June 19, 1990, executed by and between Fred J. Russell d.b.a. Manchester Account, as landlord, and The Record Shop, Inc., a Minnesota corporation d.b.a. Record Shop, as tenant (WEI #475, Manchester Center, California).

10. Lease dated as of March 29, 1990, executed by and between The Board of Trustees of the Leland Stanford Junior Univer-sity, a body having corporate powers under the laws of the State of California, as landlord, and The Record Shop, Inc., a Minnesota corporation, as tenant (WEI #477, Stanford Shopping Center, California).

11. Shopping Center Lease dated as of March 14, 1986, executed by and between Stevens Creek Associates, a California general partnership dba Valley Fair, as landlord, and The Record Shop, Inc., a Minnesota corporation dba The Record Shop, as tenant (WEI #478, Valley Fair Mall, California).

12. Shopping Center Lease dated as of July 20, 1992, executed by and between EWH Escondido Associates dba North County Fair, as landlord, and The Record Shop, Inc., a Minnesota corpora-tion dba Record Shop, as tenant (WEI #481, North County Fair, California).

13. Lease Agreement dated as of April 4, 1989, executed by and between Merle Hay Mall, an Iowa limited partnership, as landlord, and The Record Shop, Inc., a Minnesota corpora-tion, as tenant (WEI #483, Merle Hay Mall, Iowa).

14. Lease Agreement dated as of October 15, 1990, executed by and between Calhoun Square Associates Limited Partnership, as landlord, and The Record Shop, Inc., as tenant (WEI #487,
     Calhoun Square, Minnesota).

15. Lease dated as of February 3, 1987, executed by and between International Income Property, Inc., as landlord, and The
     Record Shop, Inc., as tenant (WEI #493, The Meadows Mall,
     Nevada).

16. Lease dated as of December 10, 1991, executed by and between Crossroads Plaza Associates, as landlord, and The Record Shop, Inc., a Minnesota corporation d/b/a Paradise Musick, as tenant (WEI #495, Crossroads Plaza Mall P.M., Utah).

17. Lease dated as of June 27, 1989, executed by and between Crossroads Plaza Associates, as landlord, and The Record Shop, Inc., a Minnesota corporation d/b/a The Record Shop, Inc., as tenant (WEI #496, Crossroads Plaza Mall R.S.,
     Utah).

                                 EXHIBIT B

                            SENSORMATIC LEASES



1. Lease and Lease with Purchase Option Agreement dated August 7, _____ by and between General Electric Capital Corp., as successor-in-interest to Sensormatic Electronics Corpora-tion, as lessor, and The Record Shop, Inc., as lessee (Calhoun Square, Minnesota).

2.   Lease and Lease with Purchase Option Agreement dated May 31,
     1990 by and between General Electric Capital Corp., as successor-in-interest to Sensormatic Electronics Corpora-tion, as lessor, and The Record Shop, Inc., as lessee
     (transferred from Mission Valley to Chestnut Street,
     California).

3.   Lease and Lease with Purchase Option Agreement dated May 19,
     1992 by and between General Electric Capital Corp., as successor-in-interest to Sensormatic Electronics Corpora-tion, as lessor, and The Record Shop, Inc., as lessee
     (Valley Fair Mall, California).

4. Lease and Lease with Purchase Option Agreement by and between General Electric Capital Corp., as successor-in-interest to Sensormatic Electronics Corporation, as lessor, and The Record Shop, Inc., as lessee (Stanford Mall,
     California ).

5. Lease and Lease with Purchase Option Agreement dated as of January 24, 1989 by and between General Electric Capital Corp., as successor-in-interest to Sensormatic Electronics Corporation, as lessor, and The Record Shop, Inc., as lessee (North County Fair, California).

6. Lease and Lease with Purchase Option Agreement by and between General Electric Capital Corp., as successor-in-interest to Sensormatic Electronics Corporation, as lessor, and The Record Shop, Inc., as lessee (Crossroads Mall, Utah
     - Record Shop).

7. Lease and Lease with Purchase Option Agreement dated as of September 20, 1988 by and between General Electric Capital Corp., as successor-in-interest to Sensormatic Electronics Corporation, as lessor, and The Record Shop, Inc., as lessee, but only to the extent of the Sensormatic Equipment located at Crossroads Mall, Utah - Paradise Music and Westridge Mall, Arizona.

8. Lease and Lease with Purchase Option Agreement dated as of November 16, 1988 by and between General Electric Capital Corp., as successor-in-interest to Sensormatic Electronics Corporation, as lessor, and The Record Shop, Inc., as lessee (The Meadows Mall, Nevada).

                                 EXHIBIT C

                              STORE CONTRACTS



1.   Agreement dated May 29, 1991 by and between ADT Security
     Systems and The Record Shop, Inc.

                             EXHIBITS G and H


           FORM OF STORE CONTRACT AND SENSORMATIC LEASE CONSENT

                    [THE RECORD SHOP, INC. LETTERHEAD]


                               May __, 1993



[ADDRESSEE]

Ladies/Gentlemen:

          On or about June 21, 1993, certain of the assets of The Record Shop, Inc. will be transferred to Wherehouse Entertain-ment, Inc. Included among the assets to be transferred is an agreement with your company (the "Agreement"). In order to facilitate the transfer of the assets, we hereby cordially request (i) your consent to thetransfer of all rights and obliga-tions of The Record Shop, Inc. under the Agreement to Wherehouse Entertainment, Inc., and (ii) your certification as to the state-ments set forth on Exhibit A attached hereto.

          Please acknowledge your consent to this transfer and your certification as to the statements set forth on Exhibit A attached hereto by signing the enclosed copy of this letter and returning it to us in the enclosed postage-paid envelope. We thank you in advance for your cooperation.

                              Very truly yours,

                              THE RECORD SHOP, INC.



                              Mary Ann Levitt, President

AGREED AND ACCEPTED:

[ADDRESSEE]


By: _______________________        Dated: _____________, 1993

Its: ______________________

                                 EXHIBIT A


1. Attached hereto is a true and complete copy of the Agreement and all amendments, modifications, supplements and assign-ments thereof and thereto.

2. As of the date hereof, all payments and other charges to be paid by The Record Shop, Inc. under the Agreement have been paid in full.

3. To our best knowledge, no default has occurred under the Agreement and no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default under the Agreement.

                                EXHIBIT I-1


                       SECTION 3.8 ESCROW AGREEMENT


     THIS ESCROW AGREEMENT (this "Escrow Agreement") is made and entered into as of the 21st day of June, 1993, by and between WHEREHOUSE ENTERTAINMENT, INC., a Delaware corporation ("Purchas-er"), THE RECORD SHOP, INC., a Minnesota corporation ("Seller"), and LAWYERS TITLE OF ARIZONA, INC. ("Escrow Agent"), with reference to the following facts:

     A. Purchaser and Seller have entered into that certain Agreement of Purchase and Sale dated as of May 10, 1993 , as amended (the "Purchase Agreement"), pursuant to which Purchaser will purchase certain of the assets of Seller. Each initially capitalized term used but not defined in this Escrow Agreement is used herein as defined in the Purchase Agreement.

     B. Pursuant to the Purchase Agreement, Purchaser is required to deposit certain sums with a mutually agreed-upon escrow agent at the Closing and the Delayed Closings.

     C. Purchaser and Seller have agreed that Escrow Agent shall serve as the escrow agent hereunder, and Escrow Agent has agreed to serve in that capacity, pursuant to the terms hereof and the terms set forth on Exhibit A attached hereto and incorpo-rated herein by this reference.

     NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter set forth and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

          1.   Appointment of Escrow Agent; Acceptance.

          Purchaser and Seller hereby appoint Escrow Agent to act as escrow agent in accordance with the terms and provisions of this Escrow Agreement, and Escrow Agent hereby accepts such appointment subject to the terms and conditions hereof.

          2.   Deposit of Funds; Minimum Balance of Escrow Funds.

               2.1 At the Closing and each Delayed Closing, Purchaser shall deliver to the Escrow Agent an amount equal to $20,689.66 multiplied by the number of Stores possession of which are being transferred to Purchaser pursuant to a Store Leasehold Assignment at such Closing or Delayed Closing (and together with any interest earned on each such deposit, an "Escrow Deposit"; the Escrow Deposits are referred to herein collectively as the "Escrow Funds"). The Escrow Deposits shall be deposited by Escrow Agent into an interest-bearing account at Bank One or any other federally insured lending institution approved by Purchaser and Seller. The Escrow Agent is directed to hold, deal with and dispose of the Escrow Funds as hereinafter set forth, and agrees not to commingle such funds with any other funds held by the Escrow Agent.

               2.2 Subject to Section 3.3 hereof, at no time between the Closing and the distribution of the Final Escrow Deposit in accordance with Section 4.1 hereof shall the balance (the "Minimum Balance") of the Escrow Funds be less than $60,000, provided, however, that in the event Purchaser and Seller obtain a Store Leasehold Consent with respect to any Store Lease which does not contain all Essential Estoppel Terms (a "Non-Conforming Store Leasehold Consent"), at no time between the Closing and the expiration of the Estoppel Representations shall the Minimum Balance of the Escrow Funds be less than $100,000. At the Closing and at each Delayed Closing, Purchaser shall give written notice to both Escrow Agent and Seller regarding whether any of the Store Leasehold Consents are Non-Conforming Store Leasehold Consents, in which event the proviso in the immediately preceding sentence shall apply. Notwithstanding anything herein to the contrary, Purchaser may waive the requirement of the Minimum Balance. To be effective such waiver must be in writing executed by Purchaser.

          3.   Disbursement of Escrow Funds During Any Escrow
Period.

               3.1 During any Escrow Period, Purchaser may, by submitting a "Claim Notice" (as hereinafter defined), request the Escrow Agent to disburse the Escrow Funds (a) to reimburse Purchaser for any actual damages it has incurred as a result of any breach of any representations and warranties of Seller under the Purchase Agreement or any other covenants or agreements of Seller to Purchaser contained in the Purchase Agreement, any Management Agreement, the Service Mark License or any other document or agreement contemplated thereby (it being understood that any such application of the Escrow Funds shall not release Seller from its liability to Purchaser for any breach of the representations and warranties of Seller or any other covenants or agreements of Seller to Purchaser to the extent such breaches cause Purchaser to incur damages in excess of the amount of the Escrow Funds applied against any such damages), (b) to pay Seller's actual prorated Current Property Taxes, Sales Taxes and Payroll Taxes as contemplated in Sections 3.5, 3.6 and 3.7 of the Purchase Agreement, respectively, that exceed the amount for which Purchaser previously received credit against the Trans-ferred Assets Purchase Price and/or (c) to reimburse Purchaser for all Gift Certificates and Merchandise Credits redeemed or honored during the Escrow Period in excess of the aggregate amount of $30,000. Notwithstanding anything in this Section 3.1 or Sections 3.5, 3.6, 3.7 or 3.8 of the Purchase Agreement to the contrary, Purchaser shall use the Escrow Funds to pay Seller's actual prorated Property Taxes, Sales Taxes and Payroll Taxes in excess of the reserves established therefor unless and until the balance of the Escrow Funds after paying such taxes therefrom is less than the then applicable Minimum Balance. In the event that, and from time to time as, Purchaser determines that there exists a claim for reimbursement from the Escrow Funds pursuant to this Section 3.1, Purchaser shall submit written notice (such notice, a "Claim Notice") of such claim (a "Claim") in accordance with the terms of Section 10 hereof to the Escrow Agent and Seller, including a description of the claim and stating the dollar amount thereof (the "Claim Amount").

               3.2 Unless the Escrow Agent and Purchaser receive written notice in accordance with the terms of Section 10 hereof that Seller disputes a Claim within ten (10) business days following receipt by the Escrow Agent and Seller of the appli-cable Claim Notice (such notice, a "Dispute Notice"), which notice shall include in reasonable detail the basis for Seller's dispute, the Escrow Agent shall disburse funds from the Escrow Funds to Purchaser in the amount of the Claim Amount. The Escrow Agent shall have no responsibility for verifying the Claim Amount or the facts or circumstances proposed as a basis for the Claim. All disputes as to Claims hereunder shall be arbitrated in accordance with Section 7 hereof and the Claim Amount of any disputed Claim shall be held in escrow hereunder pending resolu-tion of such dispute.

               3.3  Notwithstanding anything herein to the
contrary, in the event the aggregate amount of the Escrow Funds becomes less than the then applicable Minimum Balance, the Escrow Agent shall give written notice of such fact to Purchaser and Seller, and after receipt of such notice, Seller shall within ten
(10) business days thereof deliver to the Escrow Agent for deposit into the Escrow Funds an amount equal to the difference between the then applicable Minimum Balance and the then remain-ing aggregate amount of the Escrow Funds.

          4.   Termination; Release of Escrow Funds.

               4.1 Subject to Sections 2.2 and 4.2 hereof, the then remaining balance of each particular Escrow Deposit after the satisfaction of all Claims previously received by the Escrow Agent or the withholding of any Claim Amounts pursuant to Sections 3.2 and 4.2 hereof shall be paid to Seller on the first business day after the later of (i) the expiration of the Escrow Period with respect to such Escrow Deposit, and (ii) the date on which Seller provides the Escrow Agent with written notice that, to the best of its knowledge, there have been no breaches, nor does Seller anticipate any breaches, of any of Seller's represen-tations, warranties, covenants or agreements contained in the Purchase Agreement, any Management Agreement, the Service Mark License or in any other document or agreement contemplated thereby other than breaches for which a Claim has previously been made. A true and correct accounting of all Escrow Funds expended by the Escrow Agent shall accompany the distribution of the then remaining balance of the most recently deposited Escrow Deposit (the "Final Escrow Deposit") prior to the date on which both Purchaser and Seller provide the Escrow Agent with written notice that the parties have agreed, such agreement not to be unrea-sonably withheld, that they will not be able to obtain Store Leasehold Consents for any remaining Non-Transferred Leases and Extensions and Store Leasehold Consents for any remaining Non-Extended Short Term Leases.

               4.2  Notwithstanding anything herein to the
contrary, the aggregate unpaid Claim Amounts shall either be paid to Purchaser or retained by Escrow Agent until a final determina-tion of the validity of Purchaser's Claims is made in accordance with the terms of this Escrow Agreement.

          5.   Fees of Escrow Agent.

          Escrow Agent shall be entitled to compensation for Escrow Agent's services hereunder in accordance with the provi-sions of Exhibit "A" attached hereto and to reimbursement for reasonable expenses incurred in connection herewith. Purchaser and Seller shall each pay one-half (1/2) of such fees and expenses.

          6.   Duties of Escrow Agent.

          Escrow Agent shall perform only such duties as are expressly set forth in this Escrow Agreement, including those duties set forth on Exhibit A attached hereto and incorporated herein. Escrow Agent may resign and may be discharged from its duties or obligations hereunder by giving at least twenty (20) days' prior written notice of such resignation to Purchaser and Seller, specifying the date when such resignation shall take effect, which shall not be prior to the appointment of a successor Escrow Agent. Following receipt of such notice, Purchaser and Seller shall designate a successor Escrow Agent. Upon the mutual agreement of Purchaser and Seller, they shall have the right to remove Escrow Agent by giving written notice of such removal to Escrow Agent, which notice shall designate a successor Escrow Agent. Within five (5) calendar days after receipt of such notice, Escrow Agent shall deliver the Escrow Funds to the designated successor Escrow Agent.

          7.   Disputes and Controversies.

               7.1 The parties hereto agree that arbitration shall constitute the exclusive remedy for the resolution of any dispute, controversy or claim between the parties arising out of or relating to this Escrow Agreement. The arbitration proceed-ings shall be accomplished in accordance with the provisions of this Section 7.

               7.2 Except as expressly provided herein to the contrary, the arbitration proceeding shall be conducted under the Commercial Arbitration Rules of the American Arbitration Associa-tion in effect at the time a demand for arbitration is made. To the extent that there is any conflict between the rules of the American Arbitration Association and this Section 7, this Section 7 shall govern and determine the rights of the parties hereto.

               7.3  The arbitration will take place in Los
Angeles, California before a single arbitrator selected as follows: Either Purchaser or Seller may request the American Arbitration Association to provide a list of proposed arbitra-tors, all of whom must be retired judges. Purchaser and Seller shall then take turns crossing off one name at a time from such list with the last remaining retired judge being appointed the arbitrator. Purchaser and Seller shall select by lot which of them strikes the first name from the list of proposed arbitra-tors. If the person selected in this method to be the arbitrator declines or is otherwise unavailable to serve as the arbitrator of the dispute, the arbitrator shall be selected from the same list of proposed arbitrators selected in the reverse order to which those proposed arbitrators' names were struck from the list until one of such individuals selected to be the arbitrator accepts the appointment and is able to serve as the arbitrator.

               7.4 The arbitrator selected in the manner set forth in Section 7.3 shall be requested to honor the intention of the parties hereto to resolve the disputes quickly and inexpen-sively. All decisions shall be made with this intention in mind.

The decision of the arbitrator, including determination of the amount of any damages suffered, shall be exclusive, final and binding on all parties, their successors and assigns as appli-cable.

               7.5 Except as expressly set forth in this Escrow Agreement, the arbitrator shall determine the manner in which the arbitration proceeding is conducted, including the time and place of all hearings, the order of presentation of evidence and all of the questions that arise with respect to the arbitration proceed-ing.

               7.6 The arbitrator shall be required to determine all issues in accordance with California law. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the arbitration proceedings.

               7.7 The arbitrator shall issue a single judgment at the close of the arbitration proceeding, which shall dispose of all of the claims of the parties that are the subject of the arbitration. Any party to the arbitration may seek a judgment from a court of competent jurisdiction to enforce the award of the arbitrator.

               7.8 The cost of arbitration, including admini-strative fees, fees for a record and a transcript, and the arbitrator's fees shall be borne equally by the parties to the arbitration, except that the arbitrator shall have the right to award reasonable attorneys' fees to the party determined by the arbitrator to be the prevailing party.

          8.   Interest on Escrow Funds.

          All interest earned on the Escrow Funds shall inure to the benefit of Seller, provided that all such interest may be disbursed by the Escrow Agent as provided herein to satisfy any Claim.

          9.   Method of Payment.

          Any amounts to be paid to Purchaser or Seller hereunder shall be paid by wire transfer or by cashier's check.

          10.  Notices.

               All notices, statements or other documents which any party shall be required or shall desire to give to the other hereunder shall be in writing and shall be given by said party only by telecopier, or by courier or personal delivery or by addressing it as indicated below, and depositing it certified first-class mail, return receipt requested, postage prepaid, in the U.S. mail. The addresses of the parties shall be those of which the other party actually receives written notice pursuant to this Section 10, and until further notice:

If to Purchaser:    Wherehouse Entertainment, Inc.
                    19701 Hamilton Avenue
                    Torrance, CA 90502-1334
                    Facsimile: (310) 538-2583
                    Attention: Cathy Wood,
                               Senior Vice President

With a copy to:     Mitchell, Silberberg & Knupp
                    11377 West Olympic Boulevard
                    Los Angeles, California 90064
                    Facsimile:  (310) 312-3787
                    Attention: Roy Shults, Esq.

If to Seller:       The Record Shop, Inc.
                    74 Cloudview Road
                    Sausalito, CA  94695
                    Facsimile: (415) 331-2657
                    Attention: Mort Gerber

With a copy to:     Snell & Wilmer
                    400 East Van Buren
                    One Arizona Center
                    Phoenix, AZ  85004-0001
                    Facsimile: (602) 382-6070
                    Attention: Jody Pokorski, Esq.

If to Escrow Agent: Lawyers Title of Arizona, Inc.
                    2425 E. Camelback Road, Suite 700
                    Phoenix, AZ 85016
                    Facsimile: (602) 954-7006
                    Attention: Lynne Peoples

          Any such communications given by courier or personal delivery shall be deemed given when delivered if during normal business hours on a business day (or if not, the next business day after delivery); any such communications given by telecopier shall be deemed given when received if during normal business hours on a business day (or if not, the next business day after delivery) provided that such telecopy is legible and that at the time such telecopy is sent the sending party receives written confirmation of receipt and forwards a copy of the notice by courier or personal delivery or by mail; and any such communi-cations sent by certified first-class mail, return receipt requested, postage prepaid shall be deemed given two business days after the date of mailing.

          11.  Governing Law.

          This Escrow Agreement shall be construed in accordance with and governed by the laws of the State of California, without giving effect to that State's conflicts of law rules.

          12.  Risk of Loss.

          As between Purchaser and Seller, the risk of loss of any funds deposited into escrow pursuant to the terms of this Escrow Agreement shall be borne equally by Purchaser and Seller, provided, however, that such assumption of the risk of loss by Purchaser and Seller shall not release Escrow Agent from liabil-ity to Purchaser and Seller for Escrow Agent's acts or omissions which result in or cause a loss of any of the Escrow Funds.

          13.  Entire Agreement.

          This Escrow Agreement and the Purchase Agreement contain all of the terms and conditions agreed upon by the parties hereto with respect to the subject matter hereof, and all prior agreements (other than the Purchase Agreement) whether oral or written between the parties hereto are merged herein and superseded hereby. No other agreements not specifically referred to herein, oral or otherwise, shall be deemed to exist or to bind any of the parties hereto. This Escrow Agreement may not be modified or changed except by written instrument signed by all of the parties hereto. This Escrow Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Escrow Agree-ment, expressed or implied, is intended to confer on any person other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Escrow Agreement.

          14.  Further Assurances.

          Each party to this Escrow Agreement agrees on the written request of any other party hereto to execute and deliver from time to time any additional instruments or documents reasonably considered necessary by a party or its counsel to effect or complete the transactions contemplated hereunder.

          15.  Counterparts.

          This Escrow Agreement may be executed in one or more counterparts, each of which is deemed an original, but all of which together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties have duly executed this Escrow Agreement as of the date first above written.


PURCHASER:                         SELLER:

WHEREHOUSE ENTERTAINMENT, INC.,    THE RECORD SHOP, INC.
a Delaware corporation             a Minnesota corporation

By:  _______________________       By:  ______________________
     Scott Young                        Mary Ann Levitt
     Its:  President                    Its: President

By:  _______________________
     Cathy Wood
     Its: Secretary


ESCROW AGENT:

LAWYERS TITLE OF ARIZONA, INC.

By: ______________________________

Its: _____________________________

                                 EXHIBIT A



SELLER and PURCHASER:

1. AGREE that they will deposit with Escrow Agent all docu-ments, all funds and do or cause to be done all other things necessary to enable it to comply with the terms of the Escrow Agreement, direct that all monies payable hereunder shall be paid in United States Dollars to the Escrow Agent, and that upon receipt the Escrow Agent shall initially deposit such funds in a general (noninterest bearing) escrow account in a financial institution doing business in the State of Arizona, and Escrow Agent shall not be liable for any loss or impairment of funds so deposited in any said bank, savings bank or savings institution resulting from the failure, insolvency or suspension of such institution and authorize Escrow Agent to pay from funds held the amounts necessary to consummate this transaction. Immediately upon notification to Escrow Agent that funds deposited into the general escrow account as described above have cleared, Escrow Agent shall deposit those funds into the interest bearing account described in the escrow agreement to which this Exhibit A is attached (the "Escrow Agreement").

2. AGREE that disbursement of any funds may be made by check of Escrow Agent; that Escrow Agent shall be under no obligation to disburse any funds represented by check or draft, and no check or draft shall be payment to Escrow Agent in compli-ance with any of the requirements hereof, until it is advised by the Bank in which is its deposited that such check or draft has been honored; and agree to pay Escrow Agent upon demand, all charges payable by them respectively, as provided herein.

3. AGREE to pay to Escrow Agent, upon demand, an escrow fee of $750, representing payment in full of all escrow fees to be paid to Escrow Agent for its services under the Escrow Agreement, except as provided in the immediately succeeding clause and charges for extraordinary services approved in writing in advance by Purchaser and Seller, which fees and charges, unless otherwise provided in writing, shall be paid one-half by the Seller and one-half by the Purchaser.

4. AGREE that Escrow Agent may destroy its file or files, and the contents thereof after three (3) years from the final disbursement and that no action against Escrow Agent shall be commenced more than three (3) years from the date the cause of action accrues.

5. AGREE that they will, jointly and severally, indemnify and save harmless Escrow Agent against all costs, damages, attorneys' fees, expenses and liabilities (collectively, the "Liabilities"), which it may incur or sustain in connection with the Escrow Agent except for any Liabilities resulting from the willful misconduct or gross negligence of Escrow Agent.

6. AGREE that the day established within which compliance with any requirements must be met shall end at the close of then regularly established public business hours of Escrow Agent for that day, provided, however, that should the Escrow Agent be closed for all or any portion of that day, any such requirement may be met at any time during normal business hours on the next succeeding business day.

                                EXHIBIT I-2


                       SECTION 3.9 ESCROW AGREEMENT



     THIS ESCROW AGREEMENT (this "Escrow Agreement") is made and entered into as of the 21st day of June, 1993, by and between WHEREHOUSE ENTERTAINMENT, INC., a Delaware corporation ("Purchas-er"), THE RECORD SHOP, INC., a Minnesota corporation ("Seller"), and LAWYERS TITLE OF ARIZONA, INC. ("Escrow Agent"), with reference to the following facts:

     A. Purchaser and Seller have entered into that certain Agreement of Purchase and Sale dated as of May 10, 1993 , as amended (the "Purchase Agreement"), pursuant to which Purchaser will purchase certain of the assets of Seller. Each initially capitalized term used but not defined in this Escrow Agreement is used herein as defined in the Purchase Agreement.

     B. Pursuant to the Purchase Agreement, Purchaser is required to deposit certain sums with a mutually agreed-upon escrow agent at the Closing and the Delayed Closings.

     C. Purchaser and Seller have agreed that Escrow Agent shall serve as the escrow agent hereunder, and Escrow Agent has agreed to serve in that capacity, pursuant to the terms hereof and the terms set forth on Exhibit A attached hereto and incorporated herein by this reference.

     NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter set forth and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

          1.   Appointment of Escrow Agent; Acceptance.

          Purchaser and Seller hereby appoint Escrow Agent to act as escrow agent in accordance with the terms and provisions of this Escrow Agreement, and Escrow Agent hereby accepts such appointment subject to the terms and conditions hereof.

          2.   Deposit of Funds.

          At the Closing, Purchaser shall deliver to the Escrow Agent an amount equal to the lesser of (i) $500,000 and (ii) the Non-Transferred Lease Reduced Amount (the "Escrow Deposit"; and together with any interest earned on the Escrow Deposit, the "Escrow Funds"). The Escrow Deposit shall be deposited by Escrow Agent into an interest-bearing account at Bank One or any other federally insured lending institution approved by Purchaser and Seller. The Escrow Agent is directed to hold, deal with and dispose of the Escrow Funds as hereinafter set forth, and agrees not to commingle such funds with any other funds held by the Escrow Agent.

          3.   Disbursement of Escrow Funds.

          During the term of the Escrow Agreement, Seller and Purchaser may from time to time deliver to Escrow Agent written instructions executed by both Seller and Purchaser to pay all or a portion of the Escrow Funds to Seller (the "Joint Instruc-tions") and the Escrow Agent shall comply with such Joint Instructions (provided such Joint Instructions are executed by both Seller and Purchaser) to the extent there are then sufficient amounts of Escrow Funds to comply with such instructions.

          4.   Termination; Release of Escrow Funds.

          The then remaining balance of the Escrow Funds shall be paid to Purchaser (accompanied by a true and correct accounting of all Escrow Funds so expended) on the first business day after the earlier of (i) the date Seller and Purchaser agree in writing, such agreement not to be unreasonably withheld, that the parties will not be able to obtain Store Leasehold Consents for any remaining Non-Transferred Leases, and Extensions and Store Leasehold Consents for any remaining Non-Extended Short Term Leases, and (ii) January 15, 1994.

          5.   Fees of Escrow Agent.

          Escrow Agent shall be entitled to compensation for Escrow Agent's services hereunder in accordance with the provisions of Exhibit A attached hereto and to reimbursement for reasonable expenses incurred in connection herewith.
Purchaser and Seller shall each pay one-half (1/2) of such fees and expenses.

          6.   Duties of Escrow Agent.

          Escrow Agent shall perform only such duties as are expressly set forth in this Escrow Agreement, including those duties set forth on Exhibit A attached hereto and incorporated herein. Escrow Agent may resign and may be discharged from its duties or obligations hereunder by giving at least twenty (20) days' prior written notice of such resignation to Purchaser and Seller, specifying the date when such resignation shall take effect, which shall not be prior to the appointment of a successor Escrow Agent. Following receipt of such notice, Purchaser and Seller shall designate a successor Escrow Agent. Upon the mutual agreement of Purchaser and Seller, they shall have the right to remove Escrow Agent by giving written notice of such removal to Escrow Agent, which notice shall designate a successor Escrow Agent. Within five (5) calendar days after receipt of such notice, Escrow Agent shall deliver the Escrow Funds to the designated successor Escrow Agent.

          7.   Disputes and Controversies.

               7.1 The parties hereto agree that arbitration shall constitute the exclusive remedy for the resolution of any dispute, controversy or claim between the parties arising out of or relating to this Escrow Agreement. The arbitration proceed-ings shall be accomplished in accordance with the provisions of this Section 7.

               7.2 Except as expressly provided herein to the contrary, the arbitration proceeding shall be conducted under the Commercial Arbitration Rules of the American Arbitration Associa-tion in effect at the time a demand for arbitration is made. To the extent that there is any conflict between the rules of the American Arbitration Association and this Section 7, this Section 7 shall govern and determine the rights of the parties hereto.

               7.3  The arbitration will take place in Los
Angeles, California before a single arbitrator selected as follows: Either Purchaser or Seller may request the American Arbitration Association to provide a list of proposed arbitra-tors, all of whom must be retired judges. Purchaser and Seller shall then take turns crossing off one name at a time from such list with the last remaining retired judge being appointed the arbitrator. Purchaser and Seller shall select by lot which of them strikes the first name from the list of proposed arbitra-tors. If the person selected in this method to be the arbitrator declines or is otherwise unavailable to serve as the arbitrator of the dispute, the arbitrator shall be selected from the same list of proposed arbitrators selected in the reverse order to which those proposed arbitrators' names were struck from the list until one of such individuals selected to be the arbitrator accepts the appointment and is able to serve as the arbitrator.

               7.4 The arbitrator selected in the manner set forth in Section 7.3 shall be requested to honor the intention of the parties hereto to resolve the disputes quickly and inexpen-sively. All decisions shall be made with this intention in mind.

The decision of the arbitrator, including determination of the amount of any damages suffered, shall be exclusive, final and binding on all parties, their successors and assigns as appli-cable.

               7.5 Except as expressly set forth in this Escrow Agreement, the arbitrator shall determine the manner in which the arbitration proceeding is conducted, including the time and place of all hearings, the order of presentation of evidence and all of the questions that arise with respect to the arbitration proceed-ing.

               7.6 The arbitrator shall be required to determine all issues in accordance with California law. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the arbitration proceedings.

               7.7 The arbitrator shall issue a single judgment at the close of the arbitration proceeding, which shall dispose of all of the claims of the parties that are the subject of the arbitration. Any party to the arbitration may seek a judgment from a court of competent jurisdiction to enforce the award of the arbitrator.

               7.8 The cost of arbitration, including admini-strative fees, fees for a record and a transcript, and the arbitrator's fees shall be borne equally by the parties to the arbitration, except that the arbitrator shall have the right to award reasonable attorneys' fees to the party determined by the arbitrator to be the prevailing party.

          8.   Interest on Escrow Funds.

          All interest earned on the Escrow Funds shall inure to the benefit of Purchaser.

          9.   Method of Payment.

          Any amounts to be paid to Purchaser or Seller hereunder shall be paid by wire transfer or by cashier's check.


          10.  Notices.

          All notices, statements or other documents which any party shall be required or shall desire to give to the other hereunder shall be in writing and shall be given by said party only by telecopier, or by courier or personal delivery or by addressing it as indicated below, and depositing it certified first-class mail, return receipt requested, postage prepaid, in the U.S. mail. The addresses of the parties shall be those of which the other party actually receives written notice pursuant to this Section 10, and until further notice:

If to Purchaser:    Wherehouse Entertainment, Inc.
                    19701 Hamilton Avenue
                    Torrance, CA 90502-1334
                    Facsimile: (310) 538-2583
                    Attention: Cathy Wood,
                               Senior Vice President

With a copy to:     Mitchell, Silberberg & Knupp
                    11377 West Olympic Boulevard
                    Los Angeles, California 90064
                    Facsimile:  (310) 312-3787
                    Attention: Roy Shults, Esq.

If to Seller:       The Record Shop, Inc.
                    74 Cloudview Road
                    Sausalito, CA  94695
                    Facsimile: (415) 331-2657
                    Attention: Mort Gerber

With a copy to:     Snell & Wilmer
                    400 East Van Buren
                    One Arizona Center
                    Phoenix, AZ  85004-0001
                    Facsimile: (602) 382-6070
                    Attention: Jody Pokorski, Esq.

If to Escrow Agent: Lawyers Title of Arizona, Inc.
                    2425 E. Camelback Road, Suite 700
                    Phoenix, AZ 85016
                    Facsimile: (602) 954-7006
                    Attention: Lynne Peoples

          Any such communications given by courier or personal delivery shall be deemed given when delivered if during normal business hours on a business day (or if not, the next business day after delivery); any such communications given by telecopier shall be deemed given when received if during normal business hours on a business day (or if not, the next business day after delivery) provided that such telecopy is legible and that at the time such telecopy is sent the sending party receives written confirmation of receipt and forwards a copy of the notice by courier or personal delivery or by mail; and any such communi-cations sent by certified first-class mail, return receipt requested, postage prepaid shall be deemed given two business days after the date of mailing.

          11.  Governing Law.

          This Escrow Agreement shall be construed in accordance with and governed by the laws of the State of California, without giving effect to that State's conflicts of law rules.

          12.  Risk of Loss.

          As between Purchaser and Seller, the risk of loss of any funds deposited into escrow pursuant to the terms of this Escrow Agreement shall be borne equally by Purchaser and Seller, provided, however, that such assumption of the risk of loss by Purchaser and Seller shall not release Escrow Agent from liabil-ity to Purchaser and Seller for Escrow Agent's acts or omissions which result in or cause a loss of any of the Escrow Funds.

          13.  Entire Agreement.

          This Escrow Agreement and the Purchase Agreement contain all of the terms and conditions agreed upon by the parties hereto with respect to the subject matter hereof, and all prior agreements (other than the Purchase Agreement) whether oral or written between the parties hereto are merged herein and superseded hereby. No other agreements not specifically referred to herein, oral or otherwise, shall be deemed to exist or to bind any of the parties hereto. This Escrow Agreement may not be modified or changed except by written instrument signed by all of the parties hereto. This Escrow Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Escrow Agree-ment, expressed or implied, is intended to confer on any person other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Escrow Agreement.

          14.  Further Assurances.

          Each party to this Escrow Agreement agrees on the written request of any other party hereto to execute and deliver from time to time any additional instruments or documents reasonably considered necessary by a party or its counsel to effect or complete the transactions contemplated hereunder.

          15.  Counterparts.

          This Escrow Agreement may be executed in one or more counterparts, each of which is deemed an original, but all of which together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties have duly executed this Escrow Agreement as of the date first above written.


PURCHASER:                         SELLER:

WHEREHOUSE ENTERTAINMENT, INC.,    THE RECORD SHOP, INC.
a Delaware corporation             a Minnesota corporation

By:  ______________________        By:  ____________________
     Scott Young                        Mary Ann Levitt
     Its:  President                    Its: President

By:  ______________________
     Cathy Wood
     Its: Secretary


ESCROW AGENT:

LAWYERS TITLE OF ARIZONA, INC.

By: ______________________________

Its: _____________________________

                                 EXHIBIT A


SELLER and PURCHASER:

1. AGREE that they will deposit with Escrow Agent all docu-ments, all funds and do or cause to be done all other things necessary to enable it to comply with the terms of the Escrow Agreement, direct that all monies payable hereunder shall be paid in United States Dollars to the Escrow Agent, and that upon receipt the Escrow Agent shall initially deposit such funds in a general (noninterest bearing) escrow account in a financial institution doing business in the State of Arizona, and Escrow Agent shall not be liable for any loss or impairment of funds so deposited in any said bank, savings bank or savings institution resulting from the failure, insolvency or suspension of such institution and authorize Escrow Agent to pay from funds held the amounts necessary to consummate this transaction. Immediately upon notification to Escrow Agent that funds deposited into the general escrow account as described above have cleared, Escrow Agent shall deposit those funds into the interest bearing account described in the escrow agreement to which this Exhibit A is attached (the "Escrow Agreement").

2. AGREE that disbursement of any funds may be made by check of Escrow Agent; that Escrow Agent shall be under no obligation to disburse any funds represented by check or draft, and no check or draft shall be payment to Escrow Agent in compli-ance with any of the requirements hereof, until it is advised by the Bank in which it is deposited that such check or draft has been honored; and agree to pay Escrow Agent upon demand, all charges payable by them respectively, as provided herein.

3. AGREE to pay to Escrow Agent, upon demand, an escrow fee of $750, representing payment in full of all escrow fees to be paid to Escrow Agent for its services under the Escrow Agreement, except as provided in the immediately succeeding clause and charges for extraordinary services approved in writing in advance by Purchaser and Seller, which fees and charges, unless otherwise provided in writing, shall be paid one-half by the Seller and one-half by the Purchaser.

4. AGREE that Escrow Agent may destroy its file or files, and the contents thereof after three (3) years from the final disbursement and that no action against Escrow Agent shall be commenced more than three (3) years from the date the cause of action accrues.

5. AGREE that they will, jointly and severally, indemnify and save harmless Escrow Agent against all costs, damages, attorneys' fees, expenses and liabilities (collectively, the "Liabilities"), which it may incur or sustain in connection with the Escrow Agent except for any Liabilities resulting from the willful misconduct or gross negligence of Escrow Agent.

6. AGREE that the day established within which compliance with any requirements must be met shall end at the close of then regularly established public business hours of Escrow Agent for that day, provided, however, that should the Escrow Agent be closed for all or any portion of that day, any such requirement may be met at any time during normal business hours on the next succeeding business day.

                                 EXHIBIT J

                   FORM OF PURCHASER'S COUNSEL'S OPINION


                               SEE ATTACHED

                              SCHEDULE 1.2.1

                                  STORES


Arrowhead Towne Center
Broadway Mall
Brookdale Mall
Calhoun Center
Chestnut Street
Columbia Mall
Crossroads Center
Crossroads Plaza P.M.
Crossroads Plaza R.S.
Flagstaff Mall
Lindale Mall
Manchester Center
Meadows Mall
Merle Hay Mall
Minneapolis City Center
Mission Valley Mall
NewPark Mall
North County Fair
Paradise Valley Mall P.M.
Paradise Valley Mall R.S.
Park Central Mall
Ridgedale Center
Rosedale Center
Santa Ana Mainplace
Southdale Center
Southridge Mall
Stanford Mall
Superstition Springs
Valley Fair Mall
Valley West Mall
Westridge Mall

                              SCHEDULE 1.2.2

                                  F.F & E

                               SEE ATTACHED

                              SCHEDULE 1.2.3

                        LIST OF SENSORMATIC LEASES


     Leases and Leases with Options to Purchase by and between G.E. Capital, as successor to Sensormatic Electronics Corpo-ration, as lessor, and Record Shop, Inc., as lessee, as follows:

Record Shop Store:       G.E. Account:            Lease Date:

     73                  7038065-001              01/24/89

     18                  7035927-001              09/20/88

     19                  7035925-001              08/07/--

     75                  7035924-001              09/20/88

     77                  7035928-001              05/31/90

     87                  7035926-001              09/20/88

     88                  7037232-001              11/16/88

     15                  7047469-001              05/31/90

     94                  7035925-002              09/20/88

     70                  7047468-001              09/20/88

     76                  7002935-001              05/19/92

     79                  7060258-001              Undated

     83                  7060259-001              Undated

     86                  7060261-001              Undated

                              SCHEDULE 1.2.5

                         LIST OF STORE TRADENAMES


Tradenames

          Record Shop

          Paradise Music

Logos

          Record Shop

                    (logo)


          Paradise Music

                    (logo)

                              SCHEDULE 1.2.6

                              STORE CONTRACTS


1.   Proposal/Agreement, dated May 29, 1991, by and between ADT
     Security System and The Record Shop, Inc.

                             SCHEDULE 2.5.1.1

                           ESSENTIAL PROVISIONS


     The "Essential Provisions" are agreements by the applicable lessor to amend the applicable Store Lease in the following respects, if applicable:

1. To modify any radius restrictions contained in the appli-cable Store Lease to permit the operation of stores currently operated by Purchaser which would otherwise violate the applicable radius restriction.

2.   To delete any landlord's lien contained in the applicable
     Store Lease.

3. To include reasonable assignment and sublet provisions allowing Purchaser to assign and/or sublet the applicable Store Lease generally in accordance with Section 16.9 of the form of Store Leasehold Consent attached hereto as Exhibit A to this Agreement (the "Form Store Leasehold Consent").

4. To include one or more provisions (i) allowing Purchaser to remodel the leased premises of the applicable Store Lease generally in accordance with Section 16.4 of the Form Store Leasehold Consent, and (ii) waiving any continuous operation clause in the applicable Store Lease for a reasonable period of time for the purpose of completing such remodeling.

                             SCHEDULE 2.5.1.2

                          SHORT TERM STORE LEASES


Westridge Mall
NewPark Mall
Stanford Mall
Valley West Mall
Brookdale Center
Crossroads Center (Minnesota)
Minneapolis City Center
Ridgedale Center
Southdale Center

                               SCHEDULE 4.7

                  STORES SUBJECT TO MANAGEMENT AGREEMENTS


Flagstaff
NewPark Mall
Lindale Mall
Southridge Mall
Valley West Mall
Crossroads Center
Minneapolis City Center
Ridgedale Center
Rosedale Center
Columbia Mall

                              SCHEDULE 6.1.1

                                 CONFLICTS


1. Seller must obtain UCC releases from the parties listed on the UCC Lien Searches obtained by Purchaser and provided to Seller.

2. Any breach of a Store Lease as a result of the failure to obtain the applicable lessor's consent to the Management
     Agreement relating to such Store Lease.

3. Any breach of a Store Lease as a result of the failure to obtain the applicable lessor's consent to Purchaser's closing of the Store for remodeling purposes.

                              SCHEDULE 6.1.3

                         EXCEPTIONS TO AGREEMENTS


                                   None

                              SCHEDULE 6.1.4

                                LITIGATION


     1.   Abbey Road v. The Record Shop, Marin Municipal Court;
          Case No. V-930144.

     2.   Jocelyn Monique Bessard v. The Record Shop, MDCR No.
          91256-EM-1A, EEOC No. 26D920028.

     3.   Melissa Jane Rolfhus v. The Record Shop, MDCR
          91251-EM-7, EEOC No. 26D920018.

                              SCHEDULE 6.1.7

                           STORE LEASE DEFAULTS


     1. Pursuant to Seller's lease with General Growth for the Store in Southridge Mall located in Des Moines, Seller agreed to remodel the interior of the Store by April 15, 1993. Seller has not commenced this remodel. However, Judge Nagle, a Vice Presi-dent at General Growth, has orally agreed to defer this remodel until after Buyer takes possession of the Store.

                              SCHEDULE 6.1.8

               SENSORMATIC LEASE OR STORE CONTRACT DEFAULTS


                                   None

                              SCHEDULE 6.1.9

                  PHYSICAL CONDITION OF STORES AND F,F &E


Items to be repaired or replaced by Seller:

1. One of the two compressors in the air conditioning unit for the Store located in Park Center Mall is inoperative (WEI
     #470).

2.   Air conditioning unit at the Store located in Crossroads
     Plaza, Utah (Paradise Music) is inoperative (WEI #495).

3.   Flood light at back of the Store located in Crossroads
     Plaza, Utah (Paradise Music) is inoperative due to broken fixture (WEI #495).

4. No electrical power to backroom and bathroom at the Store located in the Merle Hay Mall (WEI #483).

5.   HVAC inoperative at the Store located in the Merle Hay Mall
     (WEI #483).

6.   HVAC inoperative at the Store located in the Southridge Mall
     (WEI #484).

7. Sink in bathroom at the Store located in the Southridge Mall in inoperative (WEI #484).

8.   HVAC inoperative at the Store located in the Columbia Mall
     (WEI #494).

9. Electrical gate at Store located in the Ridgedale Center is inoperative (WEI #490).

Items to be repaired or replaced by Purchaser, at Seller's cost:

1. No emergency bar on the back door at the Store located in Park Central Mall (WEI #470).

2. Circuits in the electrical box at the Store located in Flagstaff, Arizona are periodically inoperative (WEI #467).

3.   No hot water from sink in the Store located at the Meadows
     Mall (WEI #493).

4. Back door at the Store located in the Lindale Mall is broken and cannot be secured properly (WEI #482).

5. Light fixtures in the Store located in the Lindale Mall do not conform to the applicable building code (WEI #482).

6.   Painted sprinkler heads in the Store located in the Calhoun
     Square Mall need to be replaced (WEI #487).

                             SCHEDULE 6.1.10.3

                           POLLUTING SUBSTANCES

                                   None

                              SCHEDULE 6.1.15

                              EMPLOYEE PLANS



     1.   Group Medical and Dental Insurance plans with Select
Group Plus, Massachusetts Mutual and Canada Life (depending on location of Store) as evidenced by group insurance plan booklets, copies of which were provided to Buyer.

     2. Incentive plan providing monetary awards to store managers for exceptional sales increases as described in the Employee Manual, a copy of which was provided to Buyer.

     3. Policies relating to funeral leave, holiday pay, jury duty, maternity leave, sick days, and vacation, all as described in the Employee Manual.

                              SCHEDULE 6.1.16

                              EMPLOYEE CLAIMS


     1.   Jocelyn Monique Bessard v. The Record Shop, MDCR No.
          91256-EM-1A, EEOC No. 26D920028.

     2.   Melissa Jane Rolfhus v. The Record Shop, MDCFR
          91251-EM-7, EEOC No. 26D920018.

                              SCHEDULE 6.1.21

                   CLAIMS AGAINST HEALTH INSURANCE PLANS


1. During the applicable period, the wife ("Wife") of one of Seller's employees ("Husband") filed claims against Seller's health insurance plan in an aggregate amount of $43,000. Husband voluntarily terminated his employment with Seller approximately six months ago and declined continuing coverage under COBRA, and no claims have been filed by Wife during the six month period following such termination.

                               SCHEDULE 6.2

                           PURCHASER'S CONFLICTS


1. Any breach of a Store Lease as a result of the failure to obtain the applicable lessor's consent to the Management
     Agreement relating to such Store Lease.

2. Any breach of a Store Lease as a result of the failure to obtain the applicable lessor's consent to Purchaser's closing of the Store for remodeling purposes.